Exhibit 10.1

                                CREDIT AGREEMENT

                                   dated as of
                                October 11, 2005

                                      among

                                 GAMESTOP CORP.,
                              as Lead Borrower for:

                                 GAMESTOP CORP.
                             GAMESTOP HOLDINGS CORP.
                                 GAMESTOP, INC.
                               GAMESTOP.COM, INC.
                           SUNRISE PUBLICATIONS, INC.
                        MARKETING CONTROL SERVICES, INC.
                              GAMESTOP BRANDS, INC.
                           GAMESTOP OF TEXAS (GP), LLC
                               GAMESTOP (LP), LLC
                                GAMESTOP TEXAS LP
                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
                               EB INVESTMENT CORP.
                            EB CATALOG COMPANY, INC.
                         EB GAMES CUSTOMER SERVICE, INC.
                                    ELBO INC.
                                 EB FINANCE INC.
                           EB SPECIALTY SERVICES, INC.
                      ELECTRONICS BOUTIQUE OF AMERICA INC.
                             EB SADSBURY SECOND, LLC
                         EB SADSBURY GENERAL PARTNER, LP
                        EB SADSBURY PROPERTY HOLDING, LP
                         EB INTERNATIONAL HOLDINGS, INC.

                            The LENDERS Party Hereto,

             BANK OF AMERICA, N.A. and CITICORP NORTH AMERICA, INC.
                                as Issuing Banks,

                              BANK OF AMERICA, N.A.
                  as Administrative Agent and Collateral Agent,

                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agent

           MERRILL LYNCH CAPITAL A DIVISION OF MERRILL LYNCH BUSINESS
                            FINANCIAL SERVICES INC.,
                             as Documentation Agent,

                                       and

                         BANK OF AMERICA SECURITIES LLC
                          CITIGROUP GLOBAL MARKETS INC.
                                       and
           MERRILL LYNCH CAPITAL A DIVISION OF MERRILL LYNCH BUSINESS
                            FINANCIAL SERVICES INC.,
               as Joint Lead Arrangers and Joint Lead Bookrunners

                           ___________________________

                                TABLE OF CONTENTS

1. DEFINITIONS................................................................4
   1.1      Defined Terms.....................................................4
   1.2      Terms Generally..................................................32
   1.3      Accounting Terms.................................................33

2. AMOUNT AND TERMS OF CREDIT................................................33
    2.1      Commitment of the Lenders.......................................33
    2.2      Reserves; Changes to Reserves...................................34
    2.3      Making of Loans.................................................35
    2.4      Overadvances....................................................37
    2.5      Swingline Loans.................................................37
    2.6      Letters of Credit...............................................38
    2.7      Settlements Amongst Lenders.....................................42
    2.8      Notes; Repayment of Loans.......................................43
    2.9      Interest on Loans...............................................44
    2.10     Default Interest................................................44
    2.11     Certain Fees....................................................44
    2.12     Unused Commitment Fee...........................................44
    2.13     Letter of Credit Fees...........................................45
    2.14     Nature of Fees..................................................46
    2.15     Termination or Reduction of Commitments.........................46
    2.16     Alternate Rate of Interest......................................47
    2.17     Conversion and Continuation of Loans............................47
    2.18     Mandatory Prepayment; Cash Collateral; Commitment Termination...48
    2.19     Optional Prepayment of Loans; Reimbursement of Lenders..........49
    2.20     Maintenance of Loan Account; Statements of Account..............51
    2.21     Cash Receipts...................................................52
    2.22     Application of Payments.........................................54
    2.23     Increased Costs.................................................55
    2.24     Change in Legality..............................................56
    2.25     Payments; Sharing of Setoff.....................................56
    2.26     Taxes...........................................................58
    2.27     Security Interests in Collateral................................60
    2.28     Mitigation Obligations; Replacement of Lenders..................60

3.  REPRESENTATIONS  AND  WARRANTIES ........................................61
    3.1      Organization; Powers............................................61
    3.2      Authorization; Enforceability...................................61
    3.3      Governmental Approvals; No Conflicts............................61
    3.4      Financial Condition.............................................62
    3.5      Properties......................................................62
    3.6      Litigation and Environmental Matters............................62
    3.7      Compliance with Laws and Agreements.............................63

                                     (iii)

    3.8      Investment and Holding Company Status...........................63
    3.9      Taxes...........................................................63
    3.10     ERISA...........................................................63
    3.11     Interdependence of Borrower Affiliated Group....................64
    3.12     Disclosure......................................................64
    3.13     Subsidiaries....................................................65
    3.14     Insurance.......................................................65
    3.15     Labor Matters...................................................65
    3.16     Certain Transactions............................................65
    3.17     Restrictions on the Borrower Affiliated Group...................66
    3.18     Security Documents..............................................66
    3.19     Federal Reserve Regulations.....................................66
    3.20     Solvency........................................................66
    3.21     Franchises, Patents, Copyrights, Etc............................66
    3.22     Closing Date Acquisition Documents..............................67

4.  CONDITIONS...............................................................67
    4.1      Closing Date....................................................67
    4.2      Conditions Precedent to Each Loan and Each Letter of Credit.....71

5.  AFFIRMATIVE COVENANTS....................................................72
    5.1      Financial Statements and Other Information......................72
    5.2      Notices of Material Events......................................74
    5.3      Information Regarding Collateral................................75
    5.4      Existence; Conduct of Business..................................76
    5.5      Payment of Obligations..........................................76
    5.6      Maintenance of Properties.......................................76
    5.7      Insurance.......................................................76
    5.8      Casualty and Condemnation.......................................78
    5.9      Books and Records; Inspection and Audit Rights..................78
    5.10     Fiscal Year.....................................................79
    5.11     Physical Inventories............................................79
    5.12     Compliance with Laws............................................80
    5.13     Use of Proceeds and Letters of Credit...........................80
    5.14     Additional Subsidiaries.........................................80
    5.15     Further Assurances..............................................80
    5.16     Coatesville, Pennsylvania Property..............................81

6.  NEGATIVE COVENANTS.......................................................81
    6.1      Indebtedness and Other Obligations..............................81
    6.2      Liens...........................................................83
    6.3      Fundamental Changes.............................................84
    6.4      Investments, Loans, Advances, Guarantees and Acquisitions.......85
    6.5      Asset Sales.....................................................85
    6.6      Restrictive Agreements..........................................87

                                      (iv)

    6.7      Restricted Payments; Certain Payments of Indebtedness...........87
    6.8      Transactions with Affiliates....................................88
    6.9      Additional Subsidiaries.........................................88
    6.10     Amendment of Material Documents.................................88
    6.11     Fixed Charge Coverage Ratio.....................................88
    6.12     Environmental Laws..............................................89
    6.13     Fiscal Year.....................................................89
    6.14     Certain Borrower Subsidiaries...................................89

7.  EVENTS OF DEFAULT........................................................89
    7.1      Events of Default...............................................89
    7.2      When Continuing.................................................93
    7.3      Remedies on Default.............................................93
    7.4      Application of Proceeds.........................................93

8.  THE AGENTS...............................................................93
    8.1      Administration by Administrative Agent..........................93
    8.2      The Collateral Agent............................................93
    8.3      Sharing of Excess Payments......................................94
    8.4      Agreement of Required Lenders...................................94
    8.5      Liability of Agents.............................................95
    8.6      Notice of Default...............................................96
    8.7      Lenders' Credit Decisions.......................................96
    8.8      Reimbursement and Indemnification...............................97
    8.9      Rights of Agents................................................97
    8.10     Notice of Transfer..............................................97
    8.11     Successor Agent.................................................97
    8.12     Reports and Financial Statements................................98
    8.13     Delinquent Lender...............................................98
    8.14     Syndication Agent and Documentation Agent.......................99

9.  MISCELLANEOUS............................................................99
    9.1      Notices.........................................................99
    9.2      Waivers; Amendments............................................100
    9.3      Expenses; Indemnity; Damage Waiver.............................102
    9.4      Designation of Lead Borrower as Borrowers' Agent...............103
    9.5      Successors and Assigns.........................................105
    9.6      Survival.......................................................107
    9.7      Counterparts; Integration; Effectiveness.......................107
    9.8      Severability...................................................108
    9.9      Right of Setoff................................................108
    9.10     Governing Law; Jurisdiction; Consent to Service of Process.....108
    9.11     WAIVER OF JURY TRIAL...........................................109
    9.12     Headings.......................................................109
    9.13     Interest Rate Limitation.......................................109
    9.14     Additional Waivers.............................................109

                                      (v)

    9.15     Patriot Act....................................................111
    9.16     Confidentiality................................................111

                                      (vi)

                                    EXHIBITS

A        Assignment and Acceptance
B-1      Revolving Note
B-2      Swingline Note
C        Opinion of Counsel to Borrowers
D        Borrowing Base Certificate
E        Compliance Certificate

                                      (vii)

                                   SCHEDULES

1.1               Lenders and Commitments
2.6(j)            Existing Letters of Credit
2.21(b)           Credit Card Arrangements
3.5(b)(i)         Title to Properties; Real Estate Owned
3.5(b)(ii)        Leased Properties
3.6               Disclosed Matters
3.10              ERISA Plans
3.13              Subsidiaries
3.14              Insurance
3.16              Borrower Affiliated Group Transactions
3.21              Intellectual Property
5.1(h)            Financial Reporting Requirements
6.1               Indebtedness
6.2               Liens
6.4               Investments

                                     (viii)

     CREDIT AGREEMENT dated as of October 11, 2005 (this "Agreement") among

     GAMESTOP CORP., a corporation organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051, as Lead Borrower for the Borrowers, being said GAMESTOP CORP.,

     GAMESTOP HOLDINGS CORP., a corporation organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051,

     GAMESTOP, INC., a corporation organized under the laws of the State of Minnesota having a place of business at 625 Westport Parkway, Grapevine, Texas 76051,

     GAMESTOP.COM, INC., a corporation organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051,

     SUNRISE PUBLICATIONS, INC., a corporation organized under the laws of the State of Minnesota having a place of business at 625 Westport Parkway, Grapevine, Texas 76051,

     MARKETING CONTROL SERVICES, INC., a corporation organized under the laws of the Commonwealth of Virginia having a place of business at 625 Westport Parkway, Grapevine, Texas 76051,

     GAMESTOP BRANDS, INC., a corporation organized under the laws of the State of Delaware having a place of business at 724 1st Street N., 4th Floor, Minneapolis, Minnesota 55401,

     GAMESTOP OF TEXAS (GP), LLC, a limited liability company organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051,

     GAMESTOP (LP), LLC, a limited liability company organized under the laws of the State of Delaware having a place of business at 724 1st Street N., 4th Floor, Minneapolis, Minnesota 55401,

     GAMESTOP TEXAS LP, a limited partnership organized under the laws of the State of Texas having a place of business at 625 Westport Parkway, Grapevine, Texas 76051,

     ELECTRONICS BOUTIQUE HOLDINGS CORP., a corporation organized under the laws of the State of Delaware having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     EB INVESTMENT CORP., a corporation organized under the laws of the State of Delaware having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     EB CATALOG COMPANY, INC., a corporation organized under the laws of the State of Nevada having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     EB GAMES CUSTOMER SERVICE, INC., a corporation organized under the laws of the State of Ohio having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     ELBO INC., a corporation organized under the laws of the State of Delaware having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     EB FINANCE INC., a corporation organized under the laws of the State of Delaware having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     EB SPECIALTY SERVICES, INC., a corporation organized under the laws of the State of Delaware having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     ELECTRONICS BOUTIQUE OF AMERICA INC., a corporation organized under the laws of the Commonwealth of Pennsylvania having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     EB SADSBURY SECOND, LLC, a limited liability company organized under the laws of the State of Delaware having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     EB SADSBURY GENERAL PARTNER, LP, a limited partnership organized under the laws of the State of Delaware having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     EB SADSBURY PROPERTY HOLDING, LP, a limited partnership organized under the laws of the State of Delaware having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     EB INTERNATIONAL HOLDINGS, INC., a corporation organized under the laws of the State of Delaware having a place of business at 931 South Matlack Street, West Chester, Pennsylvania 19382,

     the LENDERS party hereto; and

     BANK OF AMERICA, N.A., a national banking association having a place of business at 40 Broad Street, Boston, Massachusetts 02109, and CITICORP NORTH AMERICA, INC., a Delaware corporation having a place of business at 388 Greenwich Street, 20th Floor, New York, New York 10013, as Issuing Banks; and

     BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Secured Parties, a national banking association, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

     CITICORP NORTH AMERICA, INC., a Delaware corporation having a place of business at 388 Greenwich Street, 20th Floor, New York, New York 10013, as Syndication Agent; and

     MERRILL LYNCH CAPITAL A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., having a place of business at 222 N. LaSalle Street, 16th Floor, Chicago, Illinois 60601, as Documentation Agent,

     in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                              W I T N E S S E T H:

     WHEREAS, the Lead Borrower, GameStop Holdings Corp., GameStop Inc., and Electronics Boutique Holdings Corp., among others, have entered into that certain Agreement and Plan of Merger dated as of April 17, 2005 (as amended and in effect, the "Merger Agreement"); and

     WHEREAS, immediately prior to or concurrently with the effectiveness of this Agreement, the consummation of the Mergers and the other transactions contemplated in the Merger Agreement have taken place; and

     WHEREAS, pursuant to the consummation of the Mergers, the Lead Borrower is the direct or indirect owner of all of the outstanding stock or other equity interests in each of the other Borrowers; and

     WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers a revolving credit facility (including a letter of credit sub-facility) in a maximum amount not to exceed $400,000,000, the proceeds of which, in each case, shall be used by Borrowers for purposes permitted under, and otherwise in accordance with and subject to the terms of, this Agreement; and

     WHEREAS, the Lenders are willing to make the revolving facility available to the Borrowers, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the Borrowers hereby agree as follows::

     1. DEFINITIONS.1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ACH" shall mean automated clearing house transfers.

     "Accounts" shall mean "accounts" as defined in the UCC, and also all accounts, accounts receivable, and rights to payment (whether or not earned by performance) for: (i) property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; (ii) services rendered or to be rendered;
(iii) a policy of insurance issued or to be issued; (iv) a secondary obligation incurred or to be incurred; or (v) arising out of the use of a credit or charge card or information contained on or used with that card.

     "Adjusted LIBO Rate" means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period divided by (b) a percentage equal to 100% minus the Statutory Reserve Rate.

     "Administrative Agent" means Bank of America, in its capacity as administrative agent for the Secured Parties hereunder.

     "Affiliate" means, with respect to a specified Person, (i) any director or officer of that Person, (ii) any other Person Controlling, Controlled by or under direct or indirect common Control with that Person (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is Controlled by any such member or trust), (iii) any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person,
(iv) any other Person 10% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person, and (v) any other Person that possesses, directly or indirectly, power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of that Person.

     "Agents" shall mean collectively, the Administrative Agent and the Collateral Agent.

     "Agreement" means this Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

     "Applicable Law" means as to any Person: (i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, and/or similar rulings, in each instance ((i) and (ii)) of or by any Governmental Authority, or court, or tribunal which are applicable to such Person, or any property of such Person.

     "Applicable Margin" means initially, the rates for Prime Rate Loans and LIBO Loans set forth in Level II, below:

------------- ----------------------- --------------------- ---------------

Level         Consolidated Leverage   Prime Rate Loans      LIBO Loans
              Ratio
------------- ----------------------- --------------------- ---------------
------------- ----------------------- --------------------- ---------------

I             Consolidated Leverage   0.25%                 1.75%
                Ratio equal to or
               greater than 3.50 to
                       1.00
------------- ----------------------- --------------------- ---------------
------------- ----------------------- --------------------- ---------------

II            Consolidated Leverage   0%                    1.50%
                Ratio equal to or
               greater than 1.00 to
                1.00 and less than
                   3.50 to 1.00
------------- ----------------------- --------------------- ---------------
------------- ----------------------- --------------------- ---------------

III           Consolidated Leverage   0%                    1.25%
               Ratio less than 1.00
                     to 1.00

------------- ----------------------- --------------------- ---------------

     The Applicable Margin shall be adjusted quarterly commencing with the fiscal quarter ending January 28, 2006, based on the financial statements and compliance certificate required to be delivered pursuant to Sections 5.1(b) and 5.1(c) below. Any interest rate change shall be effective two (2) Business Days after the date of the Administrative Agent's receipt of the financial statements and compliance certificate required to be delivered pursuant to Sections 5.1(b) and 5.1(c) below. Upon the occurrence of an Event of Default, at the option of the Administrative Agent or at the direction of the Required Lenders, interest shall be determined in the manner set forth in Section 2.10.

     "Appraisal Percentage" shall mean 90%.

     "Appraised Value" means the net appraised liquidation value of the Borrowers' Inventory as set forth in the Borrowers' inventory stock ledger (expressed as a percentage of the Cost of such Inventory) as determined from time to time by the Administrative Agent with the assistance of an independent appraiser satisfactory to the Administrative Agent.

     "Arrangers" means, collectively, Banc of America Securities LLC, Citigroup Global Markets Inc., and Merrill Lynch Capital a division of Merrill Lynch Business Financial Services Inc.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.5), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability Reserves" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's Permitted Discretion (after consultation with the Lead Borrower (whose consent to any Availability Reserve shall not be required)) as being appropriate to reflect the impediments to the Agents' ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on (i) rent; (ii) Customer Credit Liabilities; (iii) customs, duties, and other costs to release Inventory which is being imported into the United States; (iv) outstanding taxes and other governmental charges, including, ad valorem, real estate, personal property, and other taxes which might have priority over the interests of the Collateral Agent in the Collateral; and (v) salaries, wages and benefits due to employees of any Borrower which might have priority over the interests of the Collateral Agent in the Collateral. Availability Reserves shall be established and calculated in a manner and methodology consistent with the Administrative Agent's practices as of the Closing Date with other similarly situated borrowers.

     "Bank of America" shall mean Bank of America, N.A., a national banking association.

     "Bank of America Concentration Account" has the meaning provided therefor in Section 2.21(d).

     "Blocked Account Agreements" shall mean agency agreements with the banks maintaining a checking or other demand deposit account of any Borrower into which the proceeds of any other DDA are regularly swept on a daily basis, which agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

     "Blocked Account Banks" shall mean the banks with whom the Borrowers have entered into Blocked Account Agreements.

     "Blocked Accounts" shall mean each deposit account of the Borrowers which is the subject of a Blocked Account Agreement.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowers" means, individually and collectively, GameStop Corp., GameStop Holdings Corp., GameStop, Inc., GameStop.com, Inc., Sunrise Publications, Inc., Marketing Control Services, Inc., GameStop Brands, Inc., GameStop of Texas (GP), LLC, GameStop (LP), LLC, GameStop Texas LP, Electronics Boutique Holdings Corp., EB Investment Corp., EB Catalog Company, Inc., EB Games Customer Service, Inc., ELBO Inc., EB Finance Inc., Electronics Boutique Specialty Services, Inc., Electronics Boutique of America Inc., EB Sadsbury Second, LLC, EB Sadsbury General Partner, LP, EB Sadsbury Property Holding, LP, EB International Holdings, Inc., and any other Person who becomes a Borrower hereunder.

     "Borrower Affiliated Group" shall mean, collectively, (i) the Borrowers and
(ii) each of the Subsidiaries of the Borrowers in existence from time to time.

     "Borrowing" shall mean the incurrence of Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or
(b) a Swingline Loan.

     "Borrowing Base" means, at any time of calculation, an amount equal to:

     (a) the lesser of (i) (A) the Appraisal Percentage multiplied by (B)(1) the Appraised Value of Eligible Inventory, minus (2) Inventory Reserves, or (ii) (A) the Inventory Advance Rate multiplied by (B)(1) the Cost of Eligible Inventory, minus (2) Inventory Reserves; plus

     (b) eighty-five (85%) percent multiplied by the then Eligible Credit Card Receivables; minus

     (b) the then amount of all Availability Reserves.

     "Borrowing Base Certificate" has the meaning assigned to such term in
Section 5.1(e).

     "Borrowing Request" means a request by the Lead Borrower on behalf of the Borrowers for a Borrowing in accordance with Section 2.3.

     "Breakage Costs" shall have the meaning set forth in Section 2.19(b).

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to remain closed, provided that, when used in connection with a LIBO Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" of any Person means, for any period, to the extent capitalized in accordance with GAAP, any expenditure for fixed assets (both tangible and intangible), including assets being constructed (whether or not completed), leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including
(i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of any Capitalized Lease Obligation, the capitalized amount thereof (determined in accordance with GAAP) and (iii) without duplication, expenditures in or from any construction-in-progress account of any member of the Borrower Affiliated Group, provided, however, that expenditures for a Permitted Acquisition shall not constitute Capital Expenditures.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Collateral Account" shall mean an interest-bearing account established by the Borrowers with the Collateral Agent at Bank of America under the sole and exclusive dominion and control of the Collateral Agent designated as the "GameStop Corp. Cash Collateral Account".

     "Cash Dominion Event" means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Uncapped Availability in an amount equal to not less than fifteen (15%) percent of the then Borrowing Base for five (5) consecutive Business Days. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Administrative Agent's option (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers' failure to achieve Uncapped Availability as required hereunder, until Uncapped Availability is equal to or greater than fifteen (15%) percent of the then Borrowing Base for fifteen (15) consecutive Business Days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement. Notwithstanding the foregoing, in the event that there are no Obligations outstanding, a Cash Dominion Event shall not be deemed to have occurred and be continuing for purposes of this Agreement and the other Loan Documents.

     "Cash Receipts" has the meaning provided therefor in Section 2.21(d).

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

     "Change in Control" means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Lead Borrower by Persons who were neither (i) nominated by the board of directors of the Lead Borrower nor (ii) appointed by directors so nominated; or (b) any person (within the meaning of the Securities and Exchange Act of 1934, as amended), is or becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended) directly or indirectly of fifty percent (50%) or more of the total voting power of the Voting Stock of the Lead Borrower on a fully diluted basis, whether as a result of the issuance of securities of the Lead Borrower, any merger, consolidation, sale, or distribution, or otherwise, or (c) except as otherwise permitted pursuant to this Agreement, the failure of the Lead Borrower to own, directly or indirectly, 100% (or such other percentage as may be owned directly or indirectly but in no event less than that percentage so owned as of the date of acquisition or creation thereof) of the capital stock or ownership interest, as applicable, of all members of the Borrower Affiliated Group.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement (or, in the case of any Person which becomes a Lender or Participant thereafter, the date on which such Person becomes a Lender or Participant), (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement (or, in the case of any Person which becomes a Lender or Participant thereafter, the date on which such Person becomes a Lender or Participant) or (c) compliance by any Lender or the Issuing Banks (or, for purposes of Section 2.23, by any lending office of such Lender or by such Lender's or any Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (or, in the case of any Person which becomes a Lender or Participant thereafter, the date on which such Person becomes a Lender or Participant).

     "Charges" has the meaning provided therefor in Section 9.13.

     "Citibank" means Citicorp North America, Inc., a Delaware corporation.

     "Closing Date" means the date on which the conditions specified in Section
4.1 are satisfied (or waived by the Agents).

     "Closing Date Acquisition Documents" means collectively, the Merger Agreement and all other agreements, documents, certificates and instruments executed and/or delivered in connection therewith.

     "Coatesville Property" means the Real Estate located at 200 Stewart Huston Drive, Bellaire Business Park, Coatesville, Pennsylvania 19382-5521.

     "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

     "Collateral" means any and all "Collateral" as defined in any applicable Security Document.

     "Collateral Agent" means Bank of America, in its capacity as collateral agent under the Security Documents.

     "Commercial Letter of Credit" means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

     "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15 hereof.

     "Commitment Fee" has the meaning provided therefor in Section 2.12.

     "Commitment Percentage" shall mean, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15 hereof.

     "Consolidated" means, when used to modify a financial term, test, statement, or report of a Person, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

     "Consolidated EBITDA" of any Person means, for any twelve month period, the result for such period of (i) Consolidated Net Income, plus (ii) depreciation, amortization and all other non-cash charges that were deducted in the calculation of Consolidated Net Income for such period plus (iii) provisions for income taxes that were deducted in the calculation of Consolidated Net Income for such period, plus (iv) Consolidated Interest Expense, plus (v) extraordinary non-cash losses to the extent such losses have not been and will not become cash losses in a later fiscal period. Each calculation of Consolidated EBITDA under this Agreement shall be made for the twelve month period ending on the date of such calculation.

     "Consolidated EBITDAR" of any Person means, for any period, an amount equal to Consolidated EBITDA for such period, plus Consolidated Rent Expense for such period.

     "Consolidated Interest Expense" means, for any period for any Person, total interest and all amortization of debt discount and expense (including that attributable to Capital Lease Obligations in accordance with GAAP) of such Person on a Consolidated basis with respect to all outstanding Indebtedness of such Person, including, without limitation, all commitment fees, fees and charges owed with respect to letters of credit, balance deficiency fees and similar expenses, and bankers' acceptance financing and net costs under Hedging Agreements, but excluding any non-cash or deferred interest financing costs.

     "Consolidated Leverage Ratio" shall mean, as of the last day of any fiscal month, for the twelve-month period then ended, the ratio of (i) Total Indebtedness outstanding on such date, to (ii) Consolidated EBITDA for such period.

     "Consolidated Net Income" means, for any period with respect to any Person, the net income (or loss) of such Person on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than the Lead Borrower or any of its Domestic Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Lead Borrower or any of its Domestic Subsidiaries by such Person during such period, and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Lead Borrower or any of its Domestic Subsidiaries or is merged into or consolidated with the Lead Borrower or any of its Domestic Subsidiaries or that Person's assets are acquired by the Lead Borrower or any of its Domestic Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person, the difference between its Consolidated total assets and its Consolidated total liabilities, all as determined in accordance with GAAP.

     "Consolidated Rent Expense" of any Person means, for any period, the aggregate rental expenses of such Person on a Consolidated basis for such period (including percentage rent) under any operating lease classified as such under GAAP but not including any amount included in the definition of "Consolidated Interest Expense."

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

     "Cost" means the cost value of Inventory as reported on the Borrowers' inventory stock ledger using the average cost method of accounting based on practices which are in effect on the date of this Agreement. "Cost" does not include inventory capitalization costs or other non-purchase price charges (other than in-bound freight) used in the Borrowers' calculation of cost of goods sold.

     "Credit Card Notifications" has the meaning provided therefor in Section 2.21(a).

     "Credit Extensions" as of any day, shall be equal to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

     "Customer Credit Liabilities" means, at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, including, without limitation, "GameStop Loyalty Cards" or other discount cards, and (b) outstanding merchandise credits and customer deposits of the Borrowers.

     "DDA" means any checking or other demand deposit account maintained by any Borrower.

     "DDA List" has the meaning provided therefor in Section 2.21(a).

     "DDA Notification" has the meaning provided therefor in Section 2.21(a).

     "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Delinquent Lender" has the meaning given that term in Section 8.13.

     "Delinquent Lender's Future Commitment" has the meaning given that term in
Section 8.13.

     "Dollars" or "$" refers to lawful money of the United States of America.

     "Domestic Subsidiary" means any Subsidiary of any Borrower organized under the laws of any jurisdiction of the United States of America.

     "EB Borrower Group" means, individually and collectively, Electronics Boutique Holdings Corp., EB Investment Corp., EB Catalog Company, Inc., EB Games Customer Service, Inc., ELBO Inc., EB Finance Inc., Electronics Boutique Specialty Services, Inc., Electronics Boutique of America Inc., EB Sadsbury Second, LLC, EB Sadsbury General Partner, LP, EB Sadsbury Property Holding, LP, and EB International Holdings, Inc.

     "Eligible Credit Card Receivables" means Accounts due to a Borrower on a non-recourse basis from Visa, MasterCard, American Express Company, Discover, and other major credit card processors, in each case acceptable to the Administrative Agent in its reasonable discretion, as arise in the ordinary course of business, which have been earned by performance and are deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless the Administrative Agent otherwise agrees, none of the following shall be deemed to be Eligible Credit Card Receivables:

     (a) Accounts that have been outstanding for more than five (5) Business Days from the date of sale;

     (b) Accounts with respect to which a Borrower does not have good and valid title, free and clear of any Lien (other than Liens granted to the Collateral Agent for its own benefit and the ratable benefit of the other Secured Parties);

     (c) Accounts that are not subject to a first priority security interest in favor of the Collateral Agent for its own benefit and the ratable benefit of the other Secured Parties (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

     (d) Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

     (e) Accounts which are acquired in a Permitted Acquisition unless and until the Administrative Agent has completed a commercial finance examination of such Accounts, establishes an advance rate and reserves (if applicable) therefor, and otherwise agrees that such Accounts shall be deemed Eligible Credit Card Receivables; or

     (f) Accounts which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

     "Eligible In-Transit Inventory" shall mean, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory (a) which has been shipped from a foreign location for receipt by a Borrower within sixty
(60) days of the date of determination, but which has not yet delivered to such Borrower, (b) for which payment has been made by a Borrower and title has passed to such Borrower, (c) for which the document of title reflects a Borrower as consignee (along with delivery to such Borrower of the documents of title with respect thereto), (d) as to which the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Collateral Agent, by the delivery of a customs broker agency agreement, reasonably satisfactory to the Collateral Agent), and (e) which otherwise would constitute Eligible Inventory.

     "Eligible Inventory" shall mean, as of the date of determination thereof,
(a) Eligible In-Transit Inventory, (b) Eligible L/C Inventory, and (c) items of Inventory of the Borrowers that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Inventory:

     (a) Inventory that is not owned solely by a Borrower, or is leased or on consignment, or such Borrower does not have good and valid title thereto;

     (b) Inventory (including any portion thereof in transit from vendors, other than Eligible In-Transit Inventory and Eligible L/C Inventory) that is not located at a warehouse facility or store that is owned or leased by Borrower;

     (c) Inventory that represents (i) goods damaged, defective or otherwise unmerchantable, or (ii) goods returned to the vendor;

     (d) Inventory that is not located in the United States of America (excluding territories and possessions thereof) other than Eligible In-Transit Inventory and Eligible L/C Inventory;

     (e) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties;

     (f) Inventory which consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

     (g) Inventory as to which insurance in compliance with the provisions of
Section 5.7 hereof is not in effect;

     (h) Inventory which has been sold but not yet delivered; or

     (i) Inventory which is acquired in a Permitted Acquisition or which is owned by a Subsidiary created after the Closing Date (except to the extent that such Inventory has been acquired by such Subsidiary from another Borrower and otherwise constitutes Eligible Inventory) unless and until the Collateral Agent has completed an appraisal of such Inventory, establishes an Inventory Advance Rate and Inventory Reserves (if applicable) therefor.

     "Eligible L/C Inventory" shall mean, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory (a) not yet delivered to the Borrowers, (b) the purchase of which is supported by a Commercial Letter of Credit having an expiry within sixty (60) days of such date of determination, (c) which has been consigned to a Borrower as consignee (along with delivery to a Borrower of the documents of title with respect thereto), (d) as to which the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Collateral Agent, by the delivery of a customs broker agency agreement, reasonably satisfactory to the Collateral Agent), and (e) which otherwise would constitute Eligible Inventory.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Person directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by a Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Event of Default" has the meaning assigned to such term in Section 7.1. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the Administrative Agent in writing or cured to the reasonable satisfaction of the Administrative Agent.

     "Excess Availability" means, as of any date of determination, the excess, if any, of (a) the lesser of (i) the Total Commitments and (ii) the Borrowing Base, over (b) the outstanding Credit Extensions.

     "Excluded Taxes" means, with respect to the Agents, any Lender, the Issuing Banks or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.26(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.24, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.24.

     "Existing Credit Agreements" shall mean (i) that certain Amended and Restated Credit Agreement dated as of June 21, 2004 by and among certain members of the GameStop Borrower Group, the lenders party thereto, and Fleet Retail Group, Inc., as Administrative Agent and Collateral Agent for the lenders, and
(ii) that certain Loan and Security Agreement, dated as of March 16, 1998 (as the same has been amended from time to time) by and among certain members of the EB Borrower Group, the lenders party thereto and Fleet Retail Group, Inc.

     "Existing Hedging Agreement" means each of the Hedging Agreements listed on
Schedule 6.1 hereto.

     "Existing Letters of Credit" means each of the letters of credit listed on
Schedule 2.6(j) hereto.

     "Facility Guaranty" means the Guaranty executed by the Facility Guarantors in favor of the Agents, the Issuing Banks and the Lenders.

     "Facility Guarantors" means the Borrowers and each direct or indirect Domestic Subsidiary of the Borrowers.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the letter entitled "Fee Letter" by, among others, GameStop Corp. and the Administrative Agent dated as of April 17, 2005, which Fee Letter has been joined into by the Borrowers pursuant that certain Joinder to Fee Letter dated as of even date hereof, as such letter may from time to time be amended.

     "Financial Officer" means, with respect to any Borrower, the chief financial officer, controller, assistant controller, treasurer, or assistant treasurer of such Borrower.

     "Fixed Charge Coverage Ratio" means, as of the last day of any month, for the twelve-month period then ended, the ratio of (a) an amount equal to Consolidated EBITDAR less Capital Expenditures for such period, to (b) the sum of Consolidated Interest Expense plus Consolidated Rent Expense for such period. Consolidated EBITDAR, Capital Expenditures and Consolidated Rent Expense shall be calculated without regard to (i) those items attributable to any Person prior to the date it becomes a Domestic Subsidiary of the Lead Borrower or any of its other Domestic Subsidiaries or is merged into or consolidated with the Lead Borrower or any of its Domestic Subsidiaries or that Person's assets are acquired by the Lead Borrower or any of its Domestic Subsidiaries and (ii) any Subsidiaries other than Domestic Subsidiaries Controlled by the Borrowers.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Fronting Fee" has the meaning provided therefor in Section 2.13(d).

     "GAAP" means accounting principles which are (a) consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and (b) consistently applied with past financial statements of the Borrower Affiliated Group adopting the same principles.

     "GameStop Borrower Group" means, individually and collectively, GameStop Corp., GameStop Holdings Corp., GameStop, Inc., GameStop.com, Inc., Sunrise Publications, Inc., Marketing Control Services, Inc., GameStop Brands, Inc., GameStop of Texas (GP), LLC, GameStop (LP), LLC and GameStop Texas LP.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the primary purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold and other fungi, bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

     "Hedging Agreement" means any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates. Without limiting the foregoing, the Borrowers, the Administrative Agent and the Lenders agree that the Existing Hedging Agreements shall be deemed Hedging Agreements hereunder as if provided by the Arrangers or any of their respective Affiliates.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has

18

been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) to the extent not otherwise included, all net obligations of such Person under Hedging Agreements, and (k) the principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitee" has the meaning provided therefor in Section 9.3(b).

     "Intellectual Property Security Agreement" shall mean the Patent and Trademark Security Agreement dated as of the date hereof and executed and delivered by the Borrowers to the Collateral Agent for the ratable benefit of the Secured Parties.

     "Interest Payment Date" means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the first day of each calendar quarter, and (b) with respect to any LIBO Loan, on the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and, in addition, if such LIBO Loan has an Interest Period of greater than 90 days, on the last day of the third month of such Interest Period.

     "Interest Period" means, with respect to any LIBO Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date, and (d) notwithstanding the provisions of clause (c), no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Inventory" has the meaning assigned to such term in the Security
Agreement.

     "Inventory Advance Rate" means, initially, with respect to Eligible Inventory owned by the GameStop Borrower Group, 71%, and with respect to Eligible Inventory owned by the EB Borrower Group, 70%.

     "Inventory Reserves" means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's Permitted Discretion (after consultation with the Lead Borrower (whose consent to any Inventory Reserve shall not be required)) with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the appraised value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on (i) obsolescence; (ii) seasonality; (iii) Shrink; (iv) imbalance; (v) change in Inventory character; (vi) change in Inventory composition; (vii) change in Inventory mix; (viii) markdowns (both permanent and point of sale); and (ix) retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events. Inventory Reserves shall be established and calculated in a manner and methodology consistent with the Administrative Agent's practices as of the Closing Date with other similarly situated borrowers.

     "Investment" has the meaning provided therefore in Section 6.4.

     "Issuing Bank or Issuing Banks" means Bank of America and/or Citibank, in their capacity as the issuers of Letters of Credit hereunder, and any successor to Bank of America and/or Citibank in such capacity. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Banks" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "L/C Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

     "Lead Borrower" means GameStop Corp.

     "Lenders" shall mean the Persons identified on Schedule 1.1 and each assignee that becomes a party to this Agreement as set forth in Section 9.5(b).

     "Letter of Credit" shall mean a letter of credit that is (i) issued pursuant to this Agreement for the account of any Borrower or any Facility Guarantor, (ii) a Standby Letter of Credit or Commercial Letter of Credit, (iii) issued in connection with the purchase of Inventory by any Borrower or any Facility Guarantor or for any other purpose that is reasonably acceptable to the

Administrative Agent, and (iv) in form and substance reasonably satisfactory to the applicable Issuing Bank.

     "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.13.

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the applicable Issuing Bank has not then been reimbursed.

     "LIBO Borrowing" shall mean a Borrowing comprised of LIBO Loans.

     "LIBO Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Section 2.3.

     "LIBO Rate" means, with respect to any LIBO Borrowing for any Interest Period, a rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate (rounded upwards, if necessary, to the nearest one hundred thousandth of a percentage point) determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered to the Administrative Agent by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two Business Days preceding the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate to the Administrative Agent. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York, New York at approximately 11:00 a.m. (New York time), on the day that is two Business Days preceding the first day of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Account" has the meaning assigned to such term in Section 2.20(a).

     "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith or therewith, including (i) any transaction arising out of any cash management, depository, or letter of credit provided by the Administrative Agent, the Collateral Agent or any of their respective Affiliates, and (ii) at the Borrowers' option, any investment, Hedging Agreement, equipment leasing or other banking or financial services provided by the Administrative Agent, the Collateral Agent, the Arrangers or any of their respective Affiliates, each as amended and in effect from time to time.

     "Loans" shall mean all loans (including, without limitation, Revolving Loans and Swingline Loans) at any time made to the Borrowers or for account of the Borrowers pursuant to this Agreement.

     "Margin Stock" has the meaning assigned to such term in Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, assets, condition, financial or otherwise, of the Borrower Affiliated Group, taken as a whole, (b) the ability of the Borrower Affiliated Group, taken as a whole, to perform any material obligation or to pay any Obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrowers in an aggregate principal amount exceeding $20,000,000. In all events, the Senior Notes shall be deemed Material Indebtedness.

     "Material Foreign Subsidiary" means each Foreign Subsidiary which is a direct Subsidiary of a Borrower which, as of the last day of any fiscal quarter, satisfied any one or more of the following tests:

     (a) such Foreign Subsidiary's total tangible assets (after intercompany eliminations), as determined in accordance with GAAP, exceeds 10% of consolidated total tangible assets of the Borrower Affiliated Group); or

     (b) such Foreign Subsidiary's Consolidated Net Income for the previous twelve months ending as of the last day of such fiscal quarter exceeds 10% of the Consolidated Net Income for the previous twelve months ending as of the last day of such fiscal quarter of the Borrower Affiliated Group; or

     (c) such Foreign Subsidiary's Consolidated Net Worth exceeds 10% of the Consolidated Net Worth of the Borrower Affiliated Group.

     "Maturity Date" means October 11, 2010.

     "Maximum Rate" has the meaning provided therefor in Section 9.13.

     "Mergers" has the meaning provided therefore in the Merger Agreement.

     "Merger Agreement" has the meaning set forth in the recitals hereto.

     "Minority Lenders" has the meaning provided therefor in Section 9.2(c).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgages" means the Mortgages, Security Agreements and Assignments and Deeds of Trust between the Borrower owning the Real Estate encumbered thereby and the Collateral Agent for its own benefit and the ratable benefit of the other Secured Parties.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Noncompliance Notice" has the meaning provided therefor in Section 2.5(b).

     "Notes" shall mean (i) the promissory notes of the Borrowers substantially in the form of Exhibit B-1, each payable to the order of a Lender, evidencing the Revolving Loans, and (ii) the promissory note of the Borrowers substantially in the form of Exhibit B-2, payable to the Swingline Lender, evidencing the Swingline Loans.

     "Obligations" means (a) the due and punctual payment by the Borrowers of
(i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Borrowers to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to this Agreement and the other Loan Documents, and (c) the payment and performance under any transaction with any of the Arrangers or any of their respective Affiliates, which arises out of
(i) any cash management, depository or letter of credit, or (ii), at the Borrowers' option, any investment, Hedging Agreement or other banking or financial services provided by any such Person.

     "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "Overadvance" means, at any time of calculation, a circumstance in which the Credit Extensions exceed the lesser of (a) the Total Commitments or (b) the Borrowing Base.

     "Participant" has the meaning provided therefore in Section 9.5(e).

     "Payment Conditions" means, at the time of determination, that (a) no Default or Event of Default then exists or would arise as a result of the making such payment, (b) the Borrowers have maintained Uncapped Availability equal to or greater than twenty-five (25%) percent of the then Borrowing Base for each day of the thirty (30) days prior to making such payment, (c) after giving effect to such payment, Uncapped Availability will be equal to or greater than twenty-five (25%) percent of the then Borrowing Base, and (d) Administrative Agent has determined that Uncapped Availability, as projected on a pro-forma basis for each day of the ninety (90) days following such payment, will be equal to or greater than twenty-five (25%) percent of the then Borrowing Base.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Collateral Agent.

     "Permitted Acquisition" means an Investment in, a purchase of the capital stock in, or the acquisition of all or a substantial portion of the assets or properties of, any Person, the entering into any exchange of securities with any Person, or the entering into any transaction, merger or consolidation of any Person, or any acquisition of any retail store locations of any Person (each of the foregoing an "Acquisition") in each case which satisfies each of the following conditions:

     (i) The Acquisition is of a business permitted to be conducted by the Borrowers pursuant to Section 6.3(b) hereof; and

     (ii) Prior to and after giving effect to the Acquisition, no Default or Event of Default will exist or will arise therefrom; and

     (iii) The Person making the Acquisition must be a Borrower or a Subsidiary which will become a Borrower or Facility Guarantor in accordance with
          Section 5.14 hereof and the Borrowers (including such Person) shall take such steps as are necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest (except as provided in Section 6.2 hereof) in all of the assets and capital stock acquired in connection with such acquisition;

     (iv) If a Borrower shall merge with such other Person, such Borrower shall be the surviving party of such merger; and

     (v)  Each of the Payment Conditions shall have been satisfied.

     "Permitted Discretion" means the Administrative Agent's good faith credit judgment based upon any factor or circumstance which it reasonably believes in good faith: (i) will or could reasonably be expected to adversely affect the value of the Collateral, the enforceability or priority of the Collateral Agent's Liens thereon in favor of the Secured Parties or the amount which the Collateral Agent and the Secured Parties would likely receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Administrative Agent by or on behalf of the Borrower Affiliated Group is incomplete, inaccurate or misleading in any material respect; (iii) could reasonably be expected to materially increase the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any member of the Borrower Affiliated Group; or (iv) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Administrative Agent may consider such factors or circumstances already included in or tested by the definition of Eligible in-Transit Inventory, Eligible Inventory, or Eligible L/C Inventory, as well as any of the following: (A) the financial and business climate and prospects of any member of the Borrower Affiliated Group's industry and general macroeconomic conditions; (B) changes in demand for and pricing of Inventory; (C) changes in any concentration of risk with respect to Inventory; (D) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect; (E) audits of books and records by third parties, history of chargebacks or other credit adjustments; and (F) any other factors that change or could reasonably be expected to change the credit risk of lending to the Borrowers on the security of the Inventory. Notwithstanding the foregoing, it shall not be within Permitted Discretion for the Administrative Agent to establish Reserves which are duplicative of each other whether or not such reserves fall under more than one reserve category.

     "Permitted Encumbrances" means:

     (i) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5;

     (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.5;

     (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, old-age pension and other social security laws or regulations;

     (iv) deposits to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (v) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(m);

     (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrowers or any other member of the Borrower Affiliated Group;

     (vii) Possessory liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing (viii) Liens in favor of a financial institution encumbering deposits (including the right of setoff) held by such financial institution in the ordinary course of its business and which are within the general parameters customary in the banking industry; and

     (ix) Landlords' and lessors' liens in respect of rent that is not overdue by more than thirty (30) days or which is being contested in compliance with
Section 5.5;

     provided that, except as provided in any one or more of clauses (i) through
(vi) above, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Investments" means each of the following:

     (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (ii) Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 or P-1 from S&P or from Moody's;

     (iii) Investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposit and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000;

     (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (iii) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

     (v) money market mutual funds, 90% of the investments of which are in cash or investments contemplated by clauses (i) through (iv) of this definition; and

     (vi) Investments by the Lead Borrower consistent with the Lead Borrower's current investment policy, which Investments are approved by the Administrative Agent from time to time;

     provided that, notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, (i) no such new Investments shall be permitted by a Borrower unless either (A) no Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and
(ii) all such Investments are pledged by the applicable Borrower to the Administrative Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Administrative Agent.

     "Permitted Overadvance" means an Overadvance determined by the Administrative Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral and/or the Lenders' rights under the Loan Documents, or (b) which is otherwise in the Lenders' interests; provided that Permitted Overadvances shall not (i) exceed ten percent of the then Borrowing Base in the aggregate outstanding at any time or (ii) remain outstanding for more than thirty consecutive Business Days, unless in case of clause (ii) the Required Lenders otherwise agree; and provided further that the foregoing shall not (1) modify or abrogate any of the provisions of Section 2.6(f) regarding the Lenders' obligations with respect to L/C Disbursements, or
(2) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for "inadvertent Overadvances" (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit

Extensions (including any Overadvance or proposed Overadvance) would exceed the Total Commitments.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreements" means the Securities Collateral Pledge Agreements dated as of the date hereof and executed and delivered by one or more of the Borrowers to the Collateral Agent, for the benefit of the Secured Parties, as the same may be amended and in effect from time to time, pursuant to which, without limitation, (i) all of the issued and outstanding capital stock of all Domestic Subsidiaries owned by a Borrower and (ii) sixty-five percent (or such lesser amount owned by such Borrower) of all of the issued and outstanding capital stock of all Foreign Subsidiaries is pledged to the Collateral Agent (in each case, other than Subsidiaries that are not directly or indirectly wholly owned by such Borrower).

     "Prime Rate" shall mean, for any day, the higher of (a) the annual rate of interest then most recently announced by Bank of America at its head office in Charlotte, North Carolina as its "Prime Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/4 of 1% (0.50%) per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Bank of America's Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Bank of America's Prime Rate or the Federal Funds Effective Rate, respectively.

     "Prime Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Section 2.3.

     "Real Estate" means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned or leased by any Borrower, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

         "Register" has the meaning set forth in Section 9.5(c).

     "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" has the meaning set forth in Section 101(22) of CERCLA.

     "Required Lenders" shall mean, at any time, Lenders having Commitments greater than 50% of the Total Commitments, or if the Commitments have been terminated, Lenders whose percentage of the outstanding Loans and Letters of Credit aggregate greater than 50% of all such Loans and Letters of Credit Outstanding.

     "Reserves" means the Inventory Reserves and Availability Reserves.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Borrower or any option, warrant or other right to acquire any such shares of capital stock of any Borrower.

     "Revolving Loans" means all Loans at any time made by a Lender pursuant to
Section 2.

     "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

     "Secured Parties" has the meaning assigned to such term in the Security Agreement.

     "Security Agreement" means the Security Agreement dated as of the date hereof and executed and delivered by the Borrowers to the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

     "Security Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreements, the Facility Guaranty, the Mortgages and each other security agreement, guaranty or other instrument or document executed and delivered pursuant to Section 5.15 or any other provision hereof or any other Loan Document, to secure any of the Obligations.

     "Senior Notes" means the Senior Floating Rate Notes Due 2011 and 8% senior Notes Due 2012 issued by GSC Holdings Corp. and GameStop, Inc. under an Indenture dated as of September 28, 2005 with Citibank, N.A., as Trustee and any securities issued in lieu or in replacement thereof.

     "Senior Note Documents" means the documents, instruments and other agreements now or hereafter executed and delivered in connection with the Senior Notes.

     "Settlement Date" has the meaning provided in Section 2.7(b) .

     "Shrink" means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

     "Standby Letter of Credit" means any Letter of Credit other than a Commercial Letter of Credit.

     "Statutory Reserve Rate" means, for any Interest Period, the rate (expressed as a decimal) applicable to the Administrative Agent during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

     "Subsidiary Borrowers" means, individually and collectively, GameStop Holdings Corp., GameStop, Inc., GameStop.com, Inc., Sunrise Publications, Inc., Marketing Control Services, Inc., GameStop Brands, Inc., GameStop of Texas (GP), LLC, GameStop (LP), LLC, GameStop Texas LP, Electronics Boutique Holdings Corp., EB Investment Corp., EB Catalog Company, Inc., EB Games Customer Service, Inc., ELBO Inc., EB Finance Inc., Electronics Boutique Specialty Services, Inc., Electronics Boutique of America Inc., EB Sadsbury Second, LLC, EB Sadsbury General Partner, LP, EB Sadsbury Property Holding, LP, EB International Holdings, Inc., and any other Subsidiary which becomes a Borrower.

     "Swingline Lender" means Bank of America, in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" shall mean a Loan made by the Swingline Lender to the Borrowers pursuant to Section 2.5 hereof.

     "Synthetic Lease" means any lease or other agreement for the use or possession of property creating obligations which does not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such lessee without regard to the accounting treatment.

     "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Termination Date" shall mean the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Loans are accelerated and the Commitments are terminated in accordance with Section 7.1, or (iii) the date of the occurrence of any Event of Default pursuant to Section 7.1(j) or 7.1(k).

     "Total Commitments" shall mean, at any time, the sum of the Commitments at such time.

     "Total Indebtedness" shall mean at any date of determination, the total Indebtedness of the Borrowers on a Consolidated basis determined in accordance with GAAP, including, without limitation, all Indebtedness under the Loan Documents, the Senior Notes, and all Capital Lease Obligations.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Prime Rate.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Uncapped Availability" means, as of any date of determination, the excess, if any, of (a) the Borrowing Base, over (b) the outstanding Credit Extensions.

     "Unused Commitment" shall mean, on any day, (a) the then Total Commitments minus (b) the sum of (i) the principal amount of Loans then outstanding (including the principal amount of Swingline Loans then outstanding), and (ii) the then Letter of Credit Outstandings.

     "Voting Stock" means, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such contingency.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, for natural persons, such Person's successors, heirs, executors, administrators and other legal representatives, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) all financial statements and other financial information provided by the Borrowers and each other member of the Borrower Affiliated Group to the Administrative Agent or any Lender shall be provided with reference to Dollars, and (g) this Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Borrower Affiliated Group and the Administrative Agent and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

     1.3 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date, on a basis consistent with the financial statements referred to in Section 4.1(g) of this Agreement, provided that, if the Borrowers request an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

     2. AMOUNT AND TERMS OF CREDIT

     2.1 Commitment of the Lenders.

     (a) Each Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrowers on a revolving basis, in the form of Revolving Loans and Letters of Credit and in an amount not to exceed the lesser of such Lender's Commitment or such Lender's Commitment Percentage of the lesser of (x) the Borrowing Base or (y) the Total Commitments, subject to the following limitations:

          (i) The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the lower of (i) (x) the Total Commitments, or (y) such lesser amount to which the Total Commitments have then been decreased by the Borrowers pursuant to Section 2.15 hereof, or (ii) the then amount of the Borrowing Base.

          (ii) No Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from the Issuing Banks, subject to the ratable participation of all Lenders, as set forth in Section 2.6. The aggregate Letter of Credit Outstandings shall not at any time exceed $50,000,000.

          (iii) Subject to all of the other provisions of this Agreement, Revolving Loans that are repaid may be reborrowed prior to the Termination Date. No new Credit Extension, however, shall be made to the Borrowers after the Termination Date.

          (b) Each Borrowing of Revolving Loans (other than Swingline Loans) shall be made by the Lenders pro rata in accordance with their respective Commitments. The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

     2.2 Reserves; Changes to Reserves.

     (a) The initial Inventory Reserves and Availability Reserves as of the date of this Agreement are the following:

          (i) Return to Vendor (an Inventory Reserve): An amount equal to the Cost of Inventory for which vendors are to furnish credit to the Borrower Affiliated Group as reflected in the Borrower Affiliated Group's books and records from time to time.

          (ii) Shrink (an Inventory Reserve): An amount equal to the one month accrual for Shrink reflected in the Borrower Affiliated Group's books and records from time to time.

          (iii) Defective and Refurbishment Parts (an Inventory Reserve): An amount equal to the amount of defective goods and goods at the refurbishment center for repair reflected in the Borrower Affiliated Group's books and records from time to time.

          (iv) Internal Warranties (an Inventory Reserve): An amount equal to the amount of internal warranties reflected in the cost of the Borrower Affiliated Group's Inventory from time to time.

          (v) Customer Credit Liabilities (an Availability Reserve): An amount equal to 30% of the amount of gift certificates and merchandise credits reflected in the Borrower Affiliated Group's books and records from time to time.

          (vi) Rent (an Availability Reserve): An amount equal to one month's rent for each location in the States of Pennsylvania, Virginia, Washington and any other state which provides a lien for landlords which may have priority over the

     Collateral Agent's Lien (except for those locations for which the Agents have received a landlord's waiver satisfactory in form to the Agents).

     (b) The Administrative Agent may hereafter, on five (5) Business Days written notice to the Lead Borrower, establish additional Reserves or change any of the foregoing Reserves, in the exercise of the Permitted Discretion of the Administrative Agent; provided, however, that as long as no Event of Default is then exists and is continuing, in no event shall the Administrative Agent establish new Reserves in any thirty day period in an aggregate amount in excess of ten percent (10%) of the Borrowing Base (as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent under Section 5.1(e) of this Agreement); and provided further that the Administrative Agent shall not modify the methodology in which Reserves described in Section 2.2(a) hereof are determined from time to time.

     2.3 Making of Loans.

     (a) Except as set forth in Sections 2.16 and 2.24, Loans (other than Swingline Loans) by the Lenders shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower on behalf of the Borrowers may request subject to and in accordance with this Section 2.3, provided that all Swingline Loans shall be only Prime Rate Loans. All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Section 2.23. Subject to the other provisions of this Section 2.3 and the provisions of Section 2.24, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than twenty (20) Borrowings of LIBO Loans may be outstanding at any time.

     (b) The Lead Borrower shall give the Administrative Agent three (3) Business Days' prior telephonic notice (thereafter confirmed in writing) of each LIBO Borrowing and one (1) Business Day's prior notice of each Borrowing of Prime Rate Loans. Any such notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., New York time, on the third Business Day in the case of LIBO Loans prior to, and on the first Business Day in the case of Prime Rate Loans prior to, the date on which such Borrowing is to be made. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of $100,000, but not less than $1,000,000 in the case of LIBO Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Prime

Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for a Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 40 Broad Street, Boston, Massachusetts 02109, no later than 12:00 noon, New York time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 3:00 p.m., New York time.

     (c) The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, or other payment to which any Agent or their Affiliates or any Lender is entitled from any Borrower pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall notify the Lead Borrower of any such advance or charge no later than one Business Day prior to the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and each Borrower's obligations under Section 2.3(a). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.3(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

     2.4 Overadvances. The Agents and the Lenders have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of any Permitted Overadvance is for the benefit of the Borrowers; such Permitted Overadvances constitute Revolving Loans and Obligations. The making of any such Permitted Overadvances on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvances on any other occasion or to permit such Permitted Overadvances to remain outstanding.

     2.5 Swingline Loans.

     (a) The Swingline Lender is authorized by the Lenders and shall, subject to the provisions of this Section, make Swingline Loans up to $15,000,000 in the aggregate outstanding at any time consisting only of Prime Rate Loans, upon a notice of Borrowing received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 1:00 p.m., New York time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be subject to periodic settlement with the Lenders under Section 2.7 below.

     (b) Swingline Loans may be made only in the following circumstances: (A) for administrative convenience, the Swingline Lender shall, at the Lead Borrower's request, make Swingline Loans in reliance upon the Borrowers' actual or deemed representations under Section 4.2, that the applicable conditions for borrowing are satisfied or (B) for Permitted Overadvances. If the conditions for borrowing under Section 4.2 cannot be fulfilled, the Lead Borrower shall give immediate notice thereof to the Administrative Agent and the Swingline Lender (a "Noncompliance Notice"), and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice. If the conditions for borrowing under Section 4.2 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 9.2. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans beginning one Business Day after the Non-Compliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this subsection (b) (other than Permitted Overadvances) if the aggregate outstanding amount of the Credit Extensions would exceed the lower of (i)(x) $400,000,000, or (y) such lesser amount to which the Total Commitments have then been decreased by the Borrowers pursuant to Section 2.15 hereof, or (ii) the then amount of the Borrowing Base.

     2.6 Letters of Credit.

     (a) Upon the terms and subject to the conditions herein set forth, the Lead Borrower on behalf of the Borrowers, may request an Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, such Issuing Bank shall issue, for the account of the relevant Borrower, one or more Letters of Credit; provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $50,000,000, or (ii) the aggregate Credit Extensions would exceed the limitation set forth in Section 2.1(a)(i); and provided, further, that no Letter of Credit shall be issued if such Issuing Bank shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met.

     (b) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date, provided that each Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date) unless the Issuing Bank which issued such Letter of Credit notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

     (c) Drafts drawn under any Letter of Credit shall be reimbursed by the Borrowers in dollars on the same Business Day of any such payment thereof by the applicable Issuing Bank by paying to the Administrative Agent an amount equal to such drawing (together with interest as provided in Section 2.6(e)) not later than 12:00 noon, New York time, on (i) the date that the Lead Borrower shall have received notice of such drawing, if such notice is received prior to 10:00 a.m., New York time, on such date, or (ii) the Business Day immediately following the day that the Lead Borrower receives such notice, if such notice is received after 10:00 a.m., New York time on the day of drawing, provided that the Lead Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Revolving Loan consisting of a Prime Rate Loan, or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder (which payment shall not be made until two (2) Business Days after such notice from such Issuing Bank to the Borrower), provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such payment.

     (d) If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrowers reimburse such Issuing Bank therefor, at the rate per annum then applicable to Prime Rate Loans, provided that if the Borrowers fail to reimburse such Issuing Bank when due pursuant to paragraph (c) of this Section, then
Section 2.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (e) Immediately upon the issuance of any Letter of Credit by an Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Commitments pursuant to Section 2.15, and/or 9.5, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by an Issuing Bank under or in connection with a Letter of Credit issued by such Issuing Bank, if taken or omitted in the absence of gross negligence, bad faith or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Lender.

     (f) In the event that an Issuing Bank makes any L/C Disbursement and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.6(c), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If an Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 11:00 a.m., New York time, on any Business Day, each such Lender shall make available to such Issuing Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Lenders after 11:00 a.m., New York time on the day of receipt, payment shall be made on the immediately following Business Day). If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to such Issuing Bank, such Lender agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Effective Rate. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Sections 2 or 2.6, or the occurrence of the Termination Date. The failure of any Lender to make available to an Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to such Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to an Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

     (g) Whenever any Borrower desires that an Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Lead Borrower shall give to such Issuing Bank and the Administrative Agent at least two (2) Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by such Issuing Bank and Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by an Issuing Bank, the applicable Borrower shall also submit a letter of credit application on such Issuing Bank's standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

(h) The obligations of the Borrowers to reimburse an Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary of any Letter of Credit or against any Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by any Issuing Bank of any Letter of Credit issued by such Issuing Bank against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank, provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (i) If any Event of Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations of the Borrowers under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent at the request of the Lead Borrower and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Collateral Agent to reimburse an Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the Loans have matured or the maturity of the Loans has been accelerated, be applied to satisfy other Obligations of the Borrowers under this Agreement.

     (j) The Borrowers, the Administrative Agent and the Lenders agree that the Existing Letters of Credit shall be deemed Letters of Credit hereunder as if issued by an Issuing Bank.

     2.7 Settlements Amongst Lenders.

     (a) The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act in their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender's Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.5, which request may be made regardless of whether the conditions set forth in Section 4 have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon, New York time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., New York time, that day; and, if the request therefor is received after 12:00 Noon, New York time, then no later than 3:00 p.m., New York time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

     (b) The amount of each Lender's Commitment Percentage of outstanding Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans and repayments of Revolving Loans received by the Administrative Agent as of 3:00 p.m., New York time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "Settlement Date").

     (c) The Administrative Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans for the period and the amount of repayments received for the period. As reflected on the summary statement: each Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender's applicable Commitment Percentage of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon, New York time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., New York time, that day; and, if received after 12:00 Noon, New York time, then no later than 3:00 p.m., New York time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

     2.8 Notes; Repayment of Loans.

     (a) The Loans made by each Lender (and to the Swingline Lender, with respect to Swingline Loans) shall be evidenced by a Note duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 or Exhibit B-2, as applicable, payable to the order of each such Lender (or the Swingline Lender, as applicable) in an aggregate principal amount equal to such Lender's Commitment (or, in the case of the Note evidencing the Swingline Loans, $15,000,000).

     (b) Each Lender is hereby authorized by the Borrower to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

     (c) Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender's Note and an indemnity in form and substance reasonably satisfactory to the Lead Borrower, and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

     2.9 Interest on Loans.

     (a) Subject to Section 2.10, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate, plus the Applicable Margin for Prime Rate Loans.

     (b) Subject to Section 2.10, each LIBO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for LIBO Loans.

     (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to LIBO Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     2.10 Default Interest. Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law), and all fees payable under Sections 2.12 and 2.13 shall accrue, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate (including the Applicable Margin) in effect from time to time plus 2.00% per annum, and such interest shall be payable on demand.

     2.11 Certain Fees. The Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

     2.12 Unused Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, a commitment fee (the "Commitment Fee") computed at a rate per annum, in accordance with the table set forth below (on the basis of actual days elapsed in a year of 360 days), of the average daily balance of the Unused Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date. The Commitment Fee shall initially be that rate set forth in Level II, subject to adjustment as provided below:

                                       44
         ------------- ----------------------- ---------------------

         Level         Consolidated Leverage   Commitment Fee
                       Ratio
         ------------- ----------------------- ---------------------

         I             Consolidated Leverage   0.50%
                         Ratio equal to or
                        greater than 3.50 to
                                1.00
         ------------- ----------------------- ---------------------

         II            Consolidated Leverage   0.375%
                         Ratio equal to or
                        greater than 1.00 to
                         1.00 and less than
                            3.50 to 1.00
         ------------- ----------------------- ---------------------

         III           Consolidated Leverage   0.375%
                        Ratio less than 1.00
                              to 1.00

         ------------- ----------------------- ---------------------

     The Commitment Fee shall be adjusted quarterly commencing with the fiscal quarter ending January 28, 2006, based on the financial statements and compliance certificate required to be delivered pursuant to Sections 5.1(b) and 5.1(c) below. Any change in the Commitment Fee shall be effective two (2) Business Days after the date of the Administrative Agent's receipt of the financial statements and compliance certificate required to be delivered pursuant to Sections 5.1(b) and 5.1(c) below. Upon the occurrence of an Event of Default, at the option of the Administrative Agent or at the direction of the Required Lenders, the Commitment Fee shall be determined in the manner set forth in Section 2.10. The Commitment Fee so accrued in any calendar quarter shall be payable on the last day of each calendar quarter, in arrears, commencing December 31, 2005, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date. The Administrative Agent shall pay the Commitment Fee to the Lenders based upon their Commitment Percentage.

     2.13 Letter of Credit Fees. The Borrowers shall pay the Administrative Agent, for the account of the Lenders, on the last day of each calendar quarter, in arrears, a fee (each, a "Letter of Credit Fee") equal to the following per annum percentages of the face amount of the following categories of Letters of Credit outstanding during the subject quarter:

     (a) Each Standby Letter of Credit: At the then Applicable Margin per annum for LIBO Loans.

     (b) Each Commercial Letter of Credit: Fifty percent (50%) of the Applicable Margin per annum for LIBO Loans.

     (c) After the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent or upon the direction of the Required Lenders, the Letter of Credit Fee set forth in clauses (a) and (b) above, shall be increased by an amount equal to two percent (2%) per annum.

     (d) The Borrowers shall pay to the applicable Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for hereunder, a fronting fee (each a "Fronting Fee") in an amount equal to 0.125% of the face amount of each Letter of Credit payable on the issuance of such Letter of Credit.

     (e) The Borrowers shall pay to the applicable Issuing Bank, in addition to the Letter of Credit Fees and Fronting Fees otherwise provided for hereunder, fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by such Issuing Bank as are customarily imposed by such Issuing Bank from time to time in connection with letter of credit transactions.

     (f) All Letter of Credit Fees shall be calculated on the basis of a 360-day year and actual days elapsed.

     2.14 Nature of Fees. All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for the respective accounts of the Administrative Agent, the Issuing Banks, and the Lenders, as provided herein. All fees shall be fully earned on the date when due and shall not be refundable under any circumstances.

     2.15 Termination or Reduction of Commitments.

     (a) Upon at least three (3) Business Days' prior written notice to the Administrative Agent, the Lead Borrower may at any time or from time to time in part permanently reduce the Commitments. Each such reduction shall be in the principal amount of $2,500,000 or any integral multiple of $1,000,000 in excess thereof. Each such reduction shall (i) be applied ratably to the Commitments of each Lender and (ii) be irrevocable when given. At the effective time of each such reduction, the Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Commitments so reduced through the date thereof, (ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Commitments are to be reduced effective on such date, in each case pro rata based on the amount prepaid, and (iii) any Breakage Costs, if applicable.

     (b) Upon at least three (3) Business Days' prior written notice to the Administrative Agent, the Lead Borrower may at any time terminate the Commitments. At the effective time of each such termination specified in such notice, the Borrowers shall repay to the Administrative Agent for application as provided herein all Obligations.

     2.16 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

     then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter (but in any event, within two (2) Business Days) and, until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans.

     2.17 Conversion and Continuation of Loans. The Lead Borrower on behalf of the Borrowers shall have the right at any time,

     (a) on three (3) Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., New York time, on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowings of Prime Rate Loans (but in no event Swingline Loans) to Borrowings of LIBO Loans, or (y) to continue an outstanding Borrowing of LIBO Loans for an additional Interest Period,

     (b) on one Business Day's irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., New York time, on the date of any conversion), to convert any outstanding Borrowings of LIBO Loans to a Borrowing of Prime Rate Loans,

     subject to the following:

          (i) no Borrowing of Loans may be converted into, or continued as, LIBO Loans at any time when an Event of Default has occurred and is continuing;

          (ii) if less than a full Borrowing of Loans is converted, such conversion shall be made pro rata among the Lenders, as applicable, in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

          (iii) the aggregate principal amount of Loans being converted into or continued as LIBO Loans shall be in an integral of $100,000 and at least $1,000,000;

          (iv) each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Loan being so converted;

          (v) the Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continued Borrowing, as the case may be;

          (vi) a Borrowing of LIBO Loans may be converted only on the last day of an Interest Period applicable thereto;

          (vii) each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

          (viii) no more than twenty (20) Borrowings of LIBO Loans may be outstanding at any time.

     If the Lead Borrower does not give notice to convert any Borrowing of Prime Rate Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of Prime Rate Loans at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Loan made by such Lender.

     2.18 Mandatory Prepayment; Cash Collateral; Commitment Termination. The outstanding Obligations shall be subject to mandatory prepayment as follows:

     (a) If at any time the amount of the Credit Extensions exceeds the lower of
(i) the then amount of the Total Commitments, and (ii) the then amount of the Borrowing Base, the Borrowers will immediately upon notice from the Administrative Agent (A) prepay the Loans in an amount necessary to eliminate such excess, and (B) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the Letters of Credit Outstanding.

     (b) To the extent required pursuant to Section 2.21, the Revolving Loans shall be repaid daily in accordance with the provisions of said Section 2.21.

     (c) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000. No prepayment of LIBO Loans shall be permitted pursuant to this Section 2.18 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all "Breakage Costs" (as defined below) associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor and such LIBO Loans shall continue to bear interest at the rate set forth in Section 2.9 until the amounts in the Cash Collateral Account have been so applied (provided that the foregoing shall in no way limit or restrict the Agents' rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 (unless all such outstanding LIBO Loans are being prepaid in full). Any prepayment of the Revolving Loans shall not permanently reduce the Commitments.

     (d) All amounts required to be applied to all Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender's Commitment Percentage.

     (e) Upon the Termination Date, the Commitments and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations.

     2.19 Optional Prepayment of Loans; Reimbursement of Lenders.

     (a) The Borrowers shall have the right at any time and from time to time to prepay outstanding Loans in whole or in part, (x) with respect to LIBO Loans, upon at least two Business Days' prior written, telex or facsimile notice to the Administrative Agent prior to 11:00 a.m., New York time, and (y) with respect to Prime Rate Loans, upon at least one Business Day prior written, telex or facsimile notice to the Administrative Agent prior to 11:00 p.m., New York time, subject to the following limitations:

     (i) All prepayments under this Section 2.19 shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Loans ratably in accordance with each Lender's Commitment Percentage, and third, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings.

     (ii) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000. No prepayment of LIBO Loans shall be permitted pursuant to this Section 2.19 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all "Breakage Costs" (as defined below) associated therewith. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 (unless all such outstanding LIBO Loans are being prepaid in full).

     (iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

     (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under Section 2.3 in respect of LIBO Loans, such Loans are not borrowed on the first day of the Interest Period specified in such notice of borrowing for any reason. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing of a LIBO Loan other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBO Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, "Breakage Costs"). Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

     (c) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.19(a), the Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

     (d) Whenever any partial prepayment of Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates.

     2.20 Maintenance of Loan Account; Statements of Account.

     (a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the "Loan Account") which will reflect (i) all Loans and other advances made by the Lenders to the Borrowers or for the Borrowers' account, (ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

     (b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or otherwise for the Borrowers' account, including all amounts received in the Bank of America Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in Sections 2.22(a) and (b) After the end of each month, the Administrative Agent shall send to the Lead Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrowers.

     2.21 Cash Receipts.

     (a) At the request of Administrative Agent, at any time after Excess Availability falls below fifteen percent (15%) of the then Borrowing Base, or upon the occurrence and continuance of an Event of Default, the Borrowers shall deliver to the Administrative Agent (i) a list of all present DDAs maintained by the Borrowers, which list includes, with respect to each depository (A) the name and address of that depository; (B) the account number(s) maintained with such depository; and (C) to the extent known, a contact person at such depository (the "DDA List"), (ii) notifications executed on behalf of the Borrowers to each depository institution identified on the DDA List in form and substance reasonably satisfactory to the Administrative Agent, of the Administrative Agent's interest in such DDA (each, a "DDA Notification"), and (iii) notifications (the "Credit Card Notifications") executed on behalf of the Borrowers with each of the Borrowers' major credit card processors in form and substance reasonably satisfactory to the Administrative Agent.

     (b) Annexed hereto as Schedule 2.21(b) is a list describing all arrangements to which any Borrower is a party with respect to the payment to any Borrower of the proceeds of all credit card charges for sales by such Borrower.

     (c) On or prior to the Closing Date the Borrowers shall have entered into a Blocked Account Agreement with the Blocked Account Banks in form and substance reasonably satisfactory to the Administrative Agent.

     (d) The DDA Notifications and Credit Card Notifications shall require, after the occurrence and during the continuance of a Cash Dominion Event, the sweep on each Business Day of all available cash receipts and other proceeds from the sale or disposition of any Collateral, including, without limitation, the proceeds of all credit card charges (all such cash receipts and proceeds, "Cash Receipts"), to (x) a concentration account maintained by the Collateral Agent at Bank of America (the "Bank of America Concentration Account"), or (z) a Blocked Account, as the Administrative Agent may direct.

     (e) The Blocked Account Agreements shall require, after the occurrence and during the continuance of a Cash Dominion Event, the sweep on each Business Day of all Cash Receipts to the Bank of America Concentration Account or to such other account as the Administrative Agent may direct.

     (f) If at any time after the occurrence and during the continuance of a Cash Dominion Event, any cash or cash equivalents owned by the Borrowers are deposited to any account (other than a DDA for which a DDA Notification has been delivered), or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement as required herein, the Administrative Agent shall require the Borrowers to have all funds held in such account transferred to the Bank of America Concentration Account or such other Blocked Account as the Administrative Agent may direct.

     (g) The Borrowers may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent of appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of this Section 2.21. Unless consented to in writing by the Administrative Agent, the Borrowers may not enter into any agreements with additional credit card processors unless contemporaneously therewith, a Credit Card Notification is executed and delivered to the Administrative Agent.

     (h) The Bank of America Concentration Account is and shall remain, under the sole dominion and control of the Collateral Agent. Each Borrower acknowledges and agrees that, subject to the provisions of subparagraph (i) below, (i) such Borrower has no right of withdrawal from the Bank of America Concentration Account, (ii) the funds on deposit in the Bank of America Concentration Account shall continue to be collateral security for all of the Obligations and (iii) the funds on deposit in the Bank of America Concentration Account shall be applied as provided in Section 2.22(a).

     (i) So long as no Cash Dominion Event has occurred and is continuing, the Borrowers may direct, and shall have sole control over, the manner of disposition of its funds in the DDA Accounts and the Blocked Accounts.

     (j) After the occurrence and during the continuation of a Cash Dominion Event, the Borrowers shall cause the ACH or wire transfer to, upon the Administrative Agent's instruction, any Blocked Account, no less frequently than daily (unless the Commitments have been terminated hereunder and the Obligations have been paid in full) of the then contents of each DDA, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained, and, in connection with each such transfer, the Borrowers shall also provide the Administrative Agent with an accounting of the contents of each DDA.

     (k) After the occurrence and during the continuation of a Cash Dominion Event, whether or not any Obligations are then outstanding, the Borrowers shall cause the ACH or wire transfer, upon the Administrative Agent's instruction, to the Bank of America Concentration Account of the then entire ledger balance of each Blocked Account, net of such minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained.

     (l) In the event that, notwithstanding the provisions of this Section 2.21, after the occurrence of a Cash Dominion Event, the Borrowers receive or otherwise have dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by the Borrowers for the Administrative Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of Borrower other than as instructed by the Administrative Agent.

     2.22 Application of Payments.

     (a) As long as the time for payment of the Obligations has not been accelerated, all amounts received in the Bank of America Concentration Account from any source, including the Blocked Account Banks, and other amounts received by the Administrative Agent, shall be applied, on the day of receipt, in the following order: first, to pay any fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, the Issuing Banks, and the Collateral Agent; second, to pay interest then due and payable on Credit Extensions; third, to repay any outstanding Swingline Loans; fourth, to repay any outstanding Revolving Loans that are Prime Rate Loans and any outstanding reimbursement obligations under Letters of Credit; fifth, to repay any outstanding Revolving Loans that are LIBO Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.19(b) or, at the Lead Borrower's option, to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding LIBO Loans on the last day of the then-pending Interest Period therefor from such Cash Collateral Account; sixth, if an Event of Default exists, to fund a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings; seventh, to pay all other Obligations that are then outstanding and then due and payable. If all amounts set forth in clauses first through and including seventh above are paid, any excess amounts shall be deposited in a separate cash collateral account, and shall be released to the Lead Borrower on the day of receipt. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall release the funds held in the Cash Collateral Account pursuant to clause fifth above to the Borrowers upon the Lead Borrower's request.

     (b) All credits against the Obligations shall be effective on the day of receipt thereof, and shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item deposited to the Bank of America Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders against all claims and losses resulting from such dishonor or return.

     2.23 Increased Costs.

     (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBO Loans made by such Lender or any Letter of Credit or participation therein;

     and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) other than Taxes, which shall be governed by Section 2.26 hereof , then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section within ninety (90) days of the effective date of the relevant Change in Law shall constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation.

     2.24 Change in Legality.

     (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan or (y) at any time any Lender determines that the making or continuance of any of its LIBO Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Lead Borrower, such Lender may
(i) declare that LIBO Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a LIBO Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding LIBO Loans made by it be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.

     (b) For purposes of this Section 2.24, a notice to the Lead Borrower by any Lender pursuant to paragraph (a) above shall be effective, and if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

     2.25 Payments; Sharing of Setoff.

     (a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Sections 2.19(b), 2.23 or 2.26, or otherwise) prior to 2:00 p.m., New York time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 40 Broad Street, Boston, Massachusetts, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.19(b), 2.23, 2.26 or 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document (other than payments with respect to LIBO Borrowings) shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBO Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied ratably among the parties entitled thereto in accordance with the provisions of Section 2.22(a) hereof or Section 6.2 of the Security Agreement, as applicable.

     (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under this Agreement until all such unsatisfied obligations are fully paid.

     2.26 Taxes.

     (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agents, any Lender or any Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

     (c) The Borrowers shall indemnify the Agents, each Lender and each Issuing Bank, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an Issuing Bank, or by any Agent on its own behalf or on behalf of a Lender or an Issuing Bank setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction in withholding tax shall deliver to the Lead Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender's claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, United States federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents, or in the case of a Foreign Lender claiming exemption for "portfolio interest" certifying that it is not a foreign corporation, partnership, estate or trust. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.26(e), a Foreign Lender shall not be required to deliver any form pursuant to this 2.26(e) that such Foreign Lender is not legally able to deliver.

     (f) The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of United States federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at such Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     2.27 Security Interests in Collateral. To secure their Obligations under this Agreement and the other Loan Documents, the Borrowers shall grant, and shall cause each Facility Guarantor to grant to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, a first-priority security interest in all of the Collateral pursuant hereto and to the Security Documents.

     2.28 Mitigation Obligations; Replacement of Lenders.

     (a) If any Lender requests compensation under Section 2.23, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.23 or 2.26, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

     (b) If any Lender requests compensation under Section 2.23, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.5), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) except in the case of an assignment to another Lender, the Borrowers shall have received the prior written consent of the Administrative Agent, the Issuing Banks and the Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.23 or payments required to be made pursuant to Section 2.26, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

     3. REPRESENTATIONS AND WARRANTIES Each Borrower, for itself and on behalf of each other member of the Borrower Affiliated Group, represents and warrants to the Agents and the Lenders that, after giving effect to the Mergers:

     3.1 Organization; Powers. Each member of the Borrower Affiliated Group is, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such Person has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     3.2 Authorization; Enforceability. The transactions contemplated hereby and by the other Loan Documents to be entered into by each Borrower are within such Borrower's corporate powers and have been duly authorized by all necessary corporate, and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Borrower is a party, when executed and delivered by such Borrower will constitute, a legal, valid and binding obligation of such Borrower (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     3.3 Governmental Approvals; No Conflicts. The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) for such as have been obtained or made and are in full force and effect, (ii) for those which could not be reasonably be expected to have a Material Adverse Effect, and (iii) for filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of any Borrower or any other member of the Borrower Affiliated Group or any order of any Governmental Authority, except for such violation which could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any other member of the Borrower Affiliated Group or their respective assets, except for such violation or default which could not reasonably be expected to have a Material Adverse Effect, or give rise to a right thereunder to require any material payment to be made by any Borrower or any other member of the Borrower Affiliated Group, and (d) will not result in the creation or imposition of any Lien on any material asset of any Borrower or any other member of the Borrower Affiliated Group, except Liens created under the Loan Documents or otherwise permitted hereby or thereby.

     3.4 Financial Condition. The Lead Borrower has heretofore furnished to the Lenders the consolidated balance sheet, and statements of income, stockholders' equity, and cash flows for each of (i) the GameStop Borrower Group and its Subsidiaries and (ii) the EB Borrower Group and its Subsidiaries as of and for the three fiscal years ending on or about January 31, 2003, January 31, 2004 and January 31, 2005. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower Affiliated Group, in each case, as of such dates and for such periods in accordance with GAAP.

     3.5 Properties.

     (a) Each member of the Borrower Affiliated Group has good title to, or valid leasehold interests in, all of such Person's real and personal property material to its business, except for defects which could not reasonably be expected to have a Material Adverse Effect.

     (b) Schedule 3.5(b)(i) sets forth the address (including county) of all Real Estate that is owned by each member of the Borrower Affiliated Group as of the Closing Date, after giving effect to the Mergers, together with a list of the holders of any mortgage or other Lien thereon. Schedule 3.5(b)(ii) sets forth the address of all Real Estate that is leased by each member of the Borrower Affiliated Group as of the Closing Date, after giving effect to the Mergers. Each of such leases is in full force and effect and no Borrower is in default of the terms thereof, except for such defaults which would not reasonably be expected to have a Material Adverse Effect.

     3.6 Litigation and Environmental Matters.

     (a) There are no actions, suits, investigations, or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any member of the Borrower Affiliated Group, threatened against or affecting any such

Person (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on Schedule 3.6) or (ii) that involve any of the Loan Documents.

     (b) Except for the matters set forth on Schedule 3.6, and except as could not reasonably be expected to have a Material Adverse Effect, no member of the Borrower Affiliated Group (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 3.6 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     3.7 Compliance with Laws and Agreements. Each member of the Borrower Affiliated Group is in compliance with all laws, regulations and orders of any Governmental Authority applicable to such Person or its property and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     3.8 Investment and Holding Company Status. No member of the Borrower Affiliated Group is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     3.9 Taxes. Each member of the Borrower Affiliated Group has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except
(a) taxes that are being contested in good faith by appropriate proceedings, for which such Person has set aside on its books adequate reserves, and as to which no Lien has arisen, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     3.10 ERISA. Except as set forth in Schedule 3.10, no member of the Borrower Affiliated Group is party to a Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

     3.11 Interdependence of Borrower Affiliated Group.(a) The business of each member of the Borrower Affiliated Group shall benefit from the successful performance of the business of each other member of the Borrower Affiliated Group, and the Borrower Affiliated Group as a whole.

     (b) Each member of the Borrower Affiliated Group has cooperated to the extent necessary and shall continue to cooperate with each other member of the Borrower Affiliated Group to the extent necessary in the development and conduct of each other member of the Borrower Affiliated Group's business, and shall to the extent necessary share and participate in the formulation of methods of operation, distribution, leasing, inventory control, and other similar business matters essential to each member of the Borrower Affiliated Group's business.

     (c) The failure of any member of the Borrower Affiliated Group to cooperate with all other members of the Borrower Affiliated Group in the conduct of their respective businesses shall have an adverse impact on the business of each other member of the Borrower Affiliated Group, and the failure of any member of the Borrower Affiliated Group to associate or cooperate with all other members of the Borrower Affiliated Group is reasonably likely to impair the goodwill of such other members of Borrower Affiliated Group and the Borrower Affiliated Group as a whole.

     (d) Each member of the Borrower Affiliated Group is accepting joint and several liability for the Obligations on the terms and conditions set forth in the Facility Guaranty and represents and warrants that the financial accommodations being provided hereby are for the mutual benefit, directly and indirectly, of each member of the Borrower Affiliated Group.

     3.12 Disclosure. The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any member of the Borrower Affiliated Group is subject, and all other matters known to any such Person, that, individually or in the aggregate, in each case, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any member of the Borrower Affiliated Group to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.13 Subsidiaries. On and as of the Closing Date, and after giving effect to the Mergers, the authorized capital stock or other equity, and the number of issued and outstanding shares of capital stock or other equity, of the Borrowers and each other member of the Borrower Affiliated Group is as described in
Schedule 3.13. All such outstanding shares of capital stock or other equity of the Borrowers and each other member of the Borrower Affiliated Group have been duly and validly issued, in compliance with all legal requirements relating to the authorization and issuance of shares of capital stock or other equity, and are fully paid and non-assessable. There is no other capital stock or ownership interest of any class outstanding. Except as set forth on Schedule 3.13, no member of the Borrower Affiliated Group is party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities.

     3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Borrower Affiliated Group as of the Closing Date, after giving effect to the Mergers. Each of such policies is in full force and effect. As of the Closing Date, after giving effect to the Mergers, all premiums in respect of such insurance that are due and payable have been paid.

     3.15 Labor Matters. There are no strikes, lockouts or slowdowns against any member of the Borrower Affiliated Group pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the members of the Borrower Affiliated Group have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. All payments due from any member of the Borrower Affiliated Group, or for which any claim may be made against any such Person, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any member of the Borrower Affiliated Group is bound.

     3.16 Certain Transactions. Except as set forth on Schedule 3.16, none of the officers, partners, or directors of any member of the Borrower Affiliated Group is presently a party to any transaction, and, to the knowledge of the executive officers of the Borrowers, none of the employees of any member of the Borrower Affiliated Group is presently a party to any material transaction, with any other member of the Borrower Affiliated Group or any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or such employee or, to the knowledge of the executive officers of the Borrowers, any corporation, partnership, trust or other entity in which any officer, partner, director, or any such employee or natural person related to such officer, partner, director or employee or other Person in which such officer, partner, director or employee has a direct or indirect beneficial interest, has a substantial direct or indirect beneficial interest or is an officer, director, trustee or partner.

     3.17 Restrictions on the Borrower Affiliated Group. No member of the Borrower Affiliated Group is a party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, that has or could reasonably be expected to have a Material Adverse Effect.

     3.18 Security Documents. The Security Documents create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral, and the Security Documents constitute, or will upon the filing of financing statements and the obtaining of "control", in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrowers and each Facility Guarantor thereunder in such Collateral, in each case prior and superior in right to any other Person (other than Permitted Encumbrances having priority under Applicable Law), except as permitted hereunder or under any other Loan Document.

     3.19 Federal Reserve Regulations.

     (a) No member of the Borrower Affiliated Group is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

     3.20 Solvency. The Borrower Affiliated Group, taken as a whole, is Solvent. No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower.

     3.21 Franchises, Patents, Copyrights, Etc. Except as otherwise set forth on
Schedule 3.21 hereto, each member of the Borrower Affiliated Group owns, or is licensed to use, all franchises, patents, copyrights, trademarks, tradenames, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business as substantially now conducted without known conflict with any rights of any other Person and, in each case, free of any Lien that is not a Permitted Encumbrance.

     3.22 Closing Date Acquisition Documents. The Borrowers have delivered to the Agents a complete and correct copy of the Closing Date Acquisition Documents. Each of the Closing Date Acquisition Documents to which each Borrower is a party constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms. No Borrower and, to the Borrowers' knowledge, no other Person party thereto is in default in the performance or compliance with any material provisions of the Closing Date Acquisition Documents. The Closing Date Acquisition Documents comply with, and the Mergers have been consummated in accordance with, all Applicable Laws in effect as of the Closing Date.

     4. CONDITIONS.

     4.1 Closing Date. The obligation of the Lenders to make the initial Loans and of the Issuing Banks to issue the initial Letters of Credit is subject to the following conditions precedent:

     (a) The Agents (or their counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and all other Loan Documents (including, without limitation, the Security Documents) signed on behalf of such party or (ii) written evidence satisfactory to the Agents and the Arrangers (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

     (b) The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders on the Closing Date and dated the Closing Date) of Bryan Cave LLP, counsel for the Borrowers, substantially in the form of Exhibit C, covering such matters relating to the Borrowers, the Loan Documents or the transactions contemplated thereby as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

     (c) The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each member of the Borrower Affiliated Group, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Borrower Affiliated Group, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

     (d) The Agents shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on September 30, 2005, and executed by a Financial Officer of the Lead Borrower.

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     (e) The Agents shall have received a certificate from the chief financial officer of the Lead Borrower, together with such other evidence reasonably requested by the Agents, in each case reasonably satisfactory in form and substance to the Agents, (i) with respect to the solvency of the Borrower Affiliated Group on a consolidated basis, as of the Closing Date after giving effect to the Mergers, and (ii) certifying that, as of the Closing Date and after giving effect to the Mergers, the representations and warranties made by the Borrowers in the Loan Documents are true and complete in all material respects and that no event has occurred (or failed to occur) which is or which, solely with the giving of notice or passage of time(or both) would be a Default or an Event of Default.

     (f) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Agents, including, without limitation, consents from all requisite material Governmental Authorities and, except as would not reasonably be expected to have or result in a Material Adverse Effect, all third parties shall have approved or consented to the transactions contemplated hereby and by the Closing Date Acquisition Documents, including, without limitation, the Mergers, to the extent required, all applicable waiting periods shall have expired and there shall be no material governmental or judicial action, actual or threatened, that could reasonably be expected to materially restrain, prevent or impose burdensome conditions on the Mergers.

     (g) The absence of any change, effect, event, occurrence or state of facts that is materially adverse to the business, financial condition, or results of operations of Electronics Boutique Holdings Corp. and its Subsidiaries, other than any changes, effects, events, occurrences or state of facts relating to (i) the economy or financial markets in general, (ii) negotiation and entry into the Merger Agreement, the announcement of the Merger Agreement or the undertaking and performance or observance of the obligations contemplated by the Merger Agreement or necessary to consummate the transactions contemplated hereby (including adverse effects on results of operations attributable to the uncertainties associated with the period between the date of the Merger Agreement and the Closing Date), (iii) fluctuation in GameStop Corp.'s or Electronics Boutique Holdings Corp.'s stock prices (iv) the effect of incurring and paying Expenses (as defined in the Merger Agreement) in connection with negotiating, entering into, performing and consummating the transactions contemplated by the Merger Agreement, (v) changes in GAAP after the date of the Merger Agreement, and (vi) product shortages and delays in product introductions consistent with those that occurred in 2004; provided, that with respect to clause (i) such changes, effects, events, occurrences or state of facts do not disproportionately affect such Persons (as defined in the Merger Agreement) relative to the other participants in the industries in which such Persons operate; provided, further, that, for the avoidance of doubt, compliance with (and the consequences thereof) the terms of the Merger Agreement (including
Section 6.5 thereof, except for Section

6.5(a)(vi)) shall not be taken into account in determining whether a material adverse effect shall have occurred or shall be expected to occur for any and all purposes.

     (h) The Administrative Agent shall have received and be satisfied with (a) not later than thirty (30) days prior to the Closing Date, (x) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of each of the GameStop Borrower Group and the EB Borrower Group for the three fiscal years ended before the Closing Date and (y) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of each of the GameStop Borrower Group and the EB Borrower Group for the fiscal quarter ending July 31, 2005 (and, to the extent available, for each completed month since the last such quarter) (which audited and unaudited financial statements shall be prepared in accordance with, or reconciled to, GAAP, except with respect to the unaudited financial statements, for absence of footnotes and subject to year-end adjustments), and (b) such other information (financial or otherwise) reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. The Agents shall be reasonably satisfied that any financial statements delivered to them fairly present the business and financial condition of the Borrower Affiliated Group.

     (i) Except as set forth on Schedule 3.6, there shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect on the Borrower Affiliated Group, taken as a whole.

     (j) There shall not have occurred any default, nor shall any event exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any Material Indebtedness of any member of the Borrower Affiliated Group.

     (k) The Collateral Agent shall have received results of searches from such jurisdictions as may be reasonably required by the Collateral Agent or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the Collateral, including, without limitation, receivables from credit card processors, except for Permitted Encumbrances and Liens for which termination statements and releases reasonably satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit.

     (l) The Collateral Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent.

     (m) The Collateral Agent shall have received the DDA Notifications, the Blocked Account Agreements and the Credit Card Notifications required to be delivered hereunder on or before the Closing Date.

     (n) The Agents shall have received the results of a commercial financial examination and inventory appraisal, which results shall be satisfactory to the Agents in their Permitted Discretion.

     (o) All fees due at or immediately after the Closing Date and all reasonable costs and expenses incurred by the Agents in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full.

     (p) The consummation of the transactions contemplated hereby shall not (a) violate any Applicable Law, or (b) conflict with, or result in a default or event of default under, any material agreement of Borrowers or any other member of the Borrower Affiliated Group, taken as a whole (and the Agents and the Lenders shall receive a satisfactory opinion of Borrowers' counsel to that effect). No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any material agreement of any member of the Borrower Affiliated Group.

     (q) No material changes in governmental regulations or policies affecting the Borrowers, the Agents, or any Lender involved in this transaction shall have occurred prior to the Closing Date which could, individually or in the aggregate, materially adversely effect the transaction contemplated by this Agreement.

     (r) There shall be no Default or Event of Default on the Closing Date.

     (s) The Collateral Agent shall have received, and be satisfied with, evidence of the Borrowers' insurance, together with such endorsements as are required by the Loan Documents.

     (t) The Agents shall have received evidence of repayment in full and termination of all liabilities and obligations of the Borrowers under the Existing Credit Agreements and all related documents, agreements and instruments and of all Liens and Uniform Commercial Code financing statements relating thereto, including, without limitation, any Liens and/or Uniform Commercial Code financing statements covering or relating to any assets or properties of any equity holders of any member of the Borrower Affiliated Group.

     (u) There shall not have occurred any disruption or material adverse change in the financial or capital markets in general that would, in the reasonable opinion of the

Agents, have a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

     (v) The Mergers shall have been or shall concurrently be consummated on the terms set forth in the Merger Agreement, with such modifications as the parties thereto may agree (other than amendments, modifications or waivers which are materially adverse to the Lenders, which modifications, amendments or waivers shall be reasonably acceptable to the Agents and the Arrangers).

     (w) The Borrowers shall have received the proceeds from the Senior Notes which Senior Notes shall be consistent with the terms previously disclosed to the Agents, with such modifications as the agents under the Senior Notes and the Borrowers may agree (other than modifications which are adverse to the Lenders, which modifications shall be reasonably acceptable to the Agents and the Arrangers).

     (x) The Borrower shall have Excess Availability on the Closing Date, after giving effect to Credit Extensions made on the Closing Date, of not less than $150,000,000.

     (y) There shall have been delivered to the Administrative Agent such additional instruments and documents as the Agents or counsel to the Agents reasonably may require or request.

     The Administrative Agent shall notify the Lead Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 5:00 p.m., New York time, on October 31, 2005 (provided that such date shall be automatically extended to December 31, 2005 to the extent the Outside Date (as defined in the Merger Agreement) is extended to December 31, 2005 pursuant to Section 8.1(b)(i) of the Merger Agreement (as in effect on the date of its execution)) (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

     4.2 Conditions Precedent to Each Loan and Each Letter of Credit. In addition to those conditions described in Section 4.1, the obligation of the Lenders to make each Loan and of the applicable Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent:

     (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by
Section 2.3.

     (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

     (c) No Default. On the date of each Borrowing hereunder and the issuance of each Letter of Credit, the Borrowers shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

     (d) Borrowing Base Certificate. The Administrative Agent shall have received the most recently required Borrowing Base Certificate, with each such Borrowing Base Certificate including schedules as required by the Administrative Agent.

     The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 4.2 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base. The conditions set forth in this Section 4.2 are for the sole benefit of the Administrative Agent and each Lender and may be waived by the Administrative Agent in whole or in part without prejudice to the Administrative Agent or any Lender.

     5. AFFIRMATIVE COVENANTS. Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Agents and the Lenders that:

     5.1 Financial Statements and Other Information. The Borrowers will furnish to the Agents:

     (a) within ninety (90) days after the end of each fiscal year of the Borrower Affiliated Group, a consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on by BDO Seidman or another independent public accountant of recognized national standing (without a "going concern" or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower Affiliated Group on a consolidated basis in accordance with GAAP consistently applied;

     (b) within forty-five (45) days after the end of each fiscal quarter of the Borrower Affiliated Group, a consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, as of the end of and for such fiscal quarter and the elapsed portion of the fiscal year, with comparative results to the same fiscal periods of the prior fiscal year, all certified by a Financial Officer of the Lead Borrower as presenting in all material respects the financial condition and results of operations of the Borrower Affiliated Group on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes,

     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit E hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to the Fixed Charge Coverage Ratio and the Consolidated Leverage Ratio for such period, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrowers' audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (d) within thirty (30) days after the commencement of each fiscal year of the Borrower Affiliated Group, a detailed consolidated budget by quarter for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year);

     (e) within five (5) Business Days after the end of each month, a certificate in the form of Exhibit D (a "Borrowing Base Certificate") showing the Borrowing Base as of the close of business on the last day of the immediately preceding month, each such Certificate to be certified as complete and correct on behalf of the Borrower Affiliated Group by a Financial Officer of the Lead Borrower, provided, however, if and so long as an Event of Default exists or Uncapped Availability is less than twenty (20%) percent of the then Borrowing Base, the Administrative Agent may require that Borrowers furnish such Borrowing Base Certificate (showing the Borrowing Base as of the close of business on the last day of the immediately preceding week) weekly on Wednesday of each week;

     (f) within thirty (30) days after the commencement of each fiscal year, projected sales and inventory levels for the Borrowers' stores for each month of the following fiscal year;

     (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Lead Borrower or any other member of the Borrower Affiliated Group with the Securities and Exchange

Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

     (h) the financial and collateral reports described on Schedule 5.1(h) hereto, at the times set forth in such Schedule;

     (i) Fifteen (15) days' after the consummation of a Permitted Acquisition,
(A) copies of purchase and sale agreements or other acquisition documents to be executed in connection with the Permitted Acquisition, and (B) with respect to any Permitted Acquisition for aggregate consideration of equal to or greater than $35,000,000, (i) copies of the most recent audited, and if later, unaudited financial statements of the Person which is the subject of the Permitted Acquisition, and (ii) an unaudited pro forma Consolidated balance sheet and income statement of the Borrower Affiliated Group as of the end of the most recently completed fiscal quarter but prepared as though the Permitted Acquisition had occurred on such date and related pro forma calculations of average Excess Availability for the subsequent four fiscal quarters period;

     (j) notice of any (i) sale or other disposition of assets of any Borrower permitted under Section 6.5(f) hereof promptly following the date of consummation such sale or disposition or (ii) incurrence of any Indebtedness permitted under Section 6.1(e) promptly following the incurrence of such Indebtedness;

     (k) promptly upon receipt thereof, copies of all reports submitted to the Lead Borrower or any other member of the Borrower Affiliated Group by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower Affiliated Group made by such accountants, including any management letter commenting on the Borrowers' internal controls submitted by such accountants to management in connection with their annual audit; and

     (l) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Lead Borrower or any other member of the Borrower Affiliated Group, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request.

     5.2 Notices of Material Events. The Borrowers will, and will cause each other member of the Borrower Affiliated Group to furnish to the Administrative Agent, the Issuing Banks, and the Collateral Agent prompt written notice of the following:

     (a) the occurrence of any Default or Event of Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any member of the

Borrower Affiliated Group that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

     (e) any change in any Borrower's chief executive officer or chief financial officer;

     (f) any collective bargaining agreement or other labor contract to which any member of the Borrower Affiliated Group becomes a party, or the application for the certification of a collective bargaining agent;

     (g) the filing of any Lien for unpaid taxes in an aggregate amount in excess of $2,500,000 against any member of the Borrower Affiliated Group;

     (h) the discharge by any Borrower of its present independent accountants or any withdrawal or resignation by such independent accountants; and

     (i) any material adverse change in the business, operations, or financial affairs of any member of the Borrower Affiliated Group taken as a whole.

     Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

     5.3 Information Regarding Collateral. The Lead Borrower will furnish to the Agents thirty (30) days' prior written notice of any change (i) in any member of the Borrower Affiliated Group's corporate or legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any member of the Borrower Affiliated Group's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any member of the Borrower Affiliated Group's organizational structure or (iv) in any member of the Borrower Affiliated Group's jurisdiction of incorporation or formation, Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.

     5.4 Existence; Conduct of Business. Each Borrower will, and will cause each other member of the Borrower Affiliated Group to, do or cause to be done all things necessary to comply with its respective charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3 or any sale, lease, transfer or other disposition permitted by Section 6.5.

     5.5 Payment of Obligations. Each Borrower will, and will cause each other member of the Borrower Affiliated Group to, pay its Indebtedness and other obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such other member of the Borrower Affiliated Group has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, (d) no Lien secures such obligation and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent under Section 2.2(b).

     5.6 Maintenance of Properties. Each Borrower will, and will cause each other member of the Borrower Affiliated Group to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of asset dispositions permitted hereunder.

     5.7 Insurance.

     (a) Each Borrower will, and will cause each other member of the Borrower Affiliated Group to, (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent (or, to the extent consistent with prudent business practice, a program of self-insurance consistent with current practices) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The Administrative Agent shall not, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and each Borrower and each other member of the Borrower

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Affiliated Group hereby expressly assumes full responsibility therefor and liability, if any, thereunder. The Borrowers shall, and shall cause each other member of the Borrower Affiliated Group to, furnish to the Administrative Agent certificates or other evidence satisfactory to the Administrative Agent of compliance with the foregoing insurance provisions.

     (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders' loss payable clause, in form and substance reasonably satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Borrowers under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Borrowers, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds in excess of $5,000,000 otherwise payable to the Borrowers under the policies directly to the Administrative Agent or the Collateral Agent, provided, however, that the Agents hereby agree that prior to the occurrence of an Event of Default or a Cash Dominion Event, the Agents shall remit all proceeds received by Agents under the policies to Borrowers, provided further that after the occurrence of an Event of Default or a Cash Dominion Event, the Agents shall apply any proceeds received in accordance with Section 2.22 hereof or Section
6.2 of the Security Agreement, as applicable, (ii) a provision to the effect that none of the Borrowers, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums). The Borrowers shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

     5.8 Casualty and Condemnation. Each Borrower will furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding. 5.9 Books and Records; Inspection and Audit Rights.

     (a) Each Borrower will, and will cause each other member of the Borrower Affiliated Group to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will permit any representatives designated by any Agent on its own behalf or on behalf of any Arranger, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     (b) Each Borrower will, and will cause each other member of the Borrower Affiliated Group to, from time to time upon the reasonable request and reasonable prior notice of the Collateral Agent or the Required Lenders through the Administrative Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrowers' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals, provided that so long as the Credit Extensions are less than fifty (50%) of the lesser of the Total Commitments or the Borrowing Base, the Borrowers shall be responsible only for the costs and expenses of one such appraisal and one commercial finance examination in any twelve month period following the Closing Date, and if the Credit Extensions are at any time equal to or greater than fifty (50%) of the lesser of the Total Commitments or the then Borrowing Base, the Borrowers shall be responsible only for the costs and expenses of two such appraisals and two commercial finance examinations in any twelve month period following the Closing Date, in each case unless an Event of Default shall have occurred and be continuing (in which event the Administrative Agent may undertake such additional appraisals and commercial finance examinations as it deems appropriate). Notwithstanding the foregoing limitations on the Borrowers' obligation to pay the expenses for appraisals and commercial finance examinations prior to the occurrence of an Event of Default, the Administrative Agent may undertake such additional appraisals and commercials finance examinations prior to the occurrence of an Event of Default as it, in its Permitted Discretion, deems necessary, at the expense of the Lenders.

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     (c) The Borrowers shall, at all times, retain BDO Seidman, LLP or other independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

     5.10 Fiscal Year. Each of the Borrowers and each other member of the Borrower Affiliated Group shall have a fiscal year ending on the Saturday closest to January 31 of each year and shall notify the Administrative Agent of any change in such fiscal year.

     5.11 Physical Inventories.

     (a) The Collateral Agent, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers so long as such participation does not disrupt the normal inventory schedule or process, provided that such participation shall be limited to once in any twelve month period after the Closing Date (unless a Cash Dominion Event shall have occurred and be continuing).

     (b) The Borrowers, at their own expense, shall cause not less than one physical inventory of the Borrowers' inventory to be undertaken in each twelve
(12) month period during which this Agreement is in effect, conducted by the Borrowers and using practices consistent with practices in effect on the date hereof.

     (c) At the Administrative Agent's request, the Borrowers, within forty-five
(45) days following the completion of such inventory, shall provide the Collateral Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) and shall post such results to the Borrowers' stock ledger and general ledger, as applicable.

     (d) If and so long as there are any Loans outstanding, the Collateral Agent, in its discretion, if any Event of Default exists, may cause such additional inventories to be taken as the Collateral Agent determines (each, at the expense of the Borrowers). The Collateral Agent shall use its best efforts to schedule any such inventories so as to not unreasonably disrupt the operation of the Borrowers' business.

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     5.12 Compliance with Laws. Each Borrower will, and will cause each other member of the Borrower Affiliated Group to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     5.13 Use of Proceeds and Letters of Credit. The proceeds of Loans made hereunder and Letters of Credit issued hereunder will be used only (a) for Restricted Payments and Permitted Acquisitions, (b) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers, (d) for refinancing of existing working capital indebtedness of the Borrowers, (e) to pay transaction costs in connection with the Mergers, and (f) for general corporate purposes, all to the extent permitted herein. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X or to make payments of principal or fees on the Senior Notes.

     5.14 Additional Subsidiaries(a) If any additional Domestic Subsidiary of any Borrower is formed or acquired after the Closing Date, the Lead Borrower will promptly notify the Agents and the Lenders thereof and (i) if a wholly owned Domestic Subsidiary, the Borrowers will cause each such Domestic Subsidiary, to become a Borrower or Facility Guarantor hereunder, as the Administrative Agent or the Lead Borrower may request, and under each applicable Security Document in the manner provided therein within thirty (30) days after such Domestic Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Domestic Subsidiary's assets to secure the Obligations as any Agent shall reasonably request and (ii) any shares of capital stock owned, and if any Indebtedness of such Domestic Subsidiary (whether or not wholly owned) are owned, by or on behalf of any Borrower, the Borrowers will cause such shares and promissory notes evidencing such Indebtedness to be pledged within thirty (30) Days after such Domestic Subsidiary is formed or acquired.

     (b) If any additional Material Foreign Subsidiary of any Borrower is formed or acquired after the Closing Date or if a Foreign Subsidiary becomes a Material Foreign Subsidiary, the Lead Borrower will notify the Agents and the Lenders thereof and the Borrowers shall cause 65% of the outstanding shares of Voting Stock of such Material Foreign Subsidiary (or such lesser percentage as is owned by any such Borrower) to be pledged within sixty (60) days after such Material Foreign Subsidiary is formed or acquired or such Subsidiary becomes a Material Foreign Subsidiary.

     5.15 Further Assurances. Each member of the Borrower Affiliated Group will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent or the

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Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrowers. The Borrowers also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

     5.16 Coatesville, Pennsylvania Property. In the event that the Borrowers have not sold, or caused to be sold, the Coatesville Property within two hundred and seventy (270) days after the Closing Date, the Borrowers shall deliver a Mortgage to the Collateral Agent granting a Lien on the Coatesville Property in favor of the Collateral Agent, which Lien shall be second in priority only to the mortgage granted by the owner of the Coatesville Property to Thrivent Financial for Lutherans.

     6. NEGATIVE COVENANTS. Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all L/C Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Agents and the Lenders that:

     6.1 Indebtedness and Other Obligations. The Borrowers will not, and will not permit any other member of the Borrower Affiliated Group to, create, incur, assume or permit to exist any Indebtedness, except:

     (a) Indebtedness created under the Loan Documents;

     (b) Indebtedness created under the Senior Note Documents; provided that the principal of the Senior Notes shall not be repaid (other than from the proceeds of a debt or equity issuance or from any rollover loans publicly issued or privately placed notes, or exchange notes issued in exchange for the Senior Notes);

     (c) Indebtedness set forth in Schedule 6.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

     (d) Indebtedness of any Borrower or Subsidiary to any other Borrower or Subsidiary, provided, however, that the aggregate amount of Indebtedness due to any Borrower by Foreign Subsidiaries, when combined with the amount of Investments in Foreign Subsidiaries set forth in Section 6.4(e), shall not at any time exceed (i) $100,000,000 per annum or (ii) $500,000,000 in the aggregate from and after the Closing Date, and further provided that (A) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, and (B) immediately after giving effect to the incurrence of such Indebtedness and on a pro forma

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basis for a period of ninety (90) days thereafter, Excess Availability shall be not less than $80,000,000;

     (e) Indebtedness of the Borrower Affiliated Group to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $50,000,000 at any time outstanding;

     (f) Indebtedness incurred to finance any Real Estate owned by any Borrower or incurred in connection with any sale-leaseback transaction;

     (g) Indebtedness under Hedging Agreements, other than for speculative purposes, entered into in the ordinary course of business;

     (h) Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of stores;

     (i) Indebtedness of any Domestic Subsidiary to any Borrower or to other Domestic Subsidiaries of any Borrower or of any Foreign Subsidiary to any other Foreign Subsidiary;

     (j) Guarantees by any member of the Borrower Affiliated Group of Indebtedness of any other member of the Borrower Affiliated Group, provided that such Indebtedness is otherwise permitted by this Section 6.1;

     (k) Indebtedness of any Person that becomes a Subsidiary after the Closing Date, provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate outstanding principal amount of Indebtedness permitted by this subsection (k) shall not, without duplication, exceed $50,000,000 at any time; and

     (l) other unsecured Indebtedness in an aggregate principal amount not exceeding $75,000,000 at any time outstanding; provided that in the event that a member of the Borrower Affiliated Group undertakes a Permitted Acquisition, the total consideration paid or payable in connection therewith is greater than $500,000,000, such Person may incur other unsecured Indebtedness in an aggregate amount not exceeding $300,000,000 for the payment of the purchase price for all such Permitted Acquisitions,

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provided further that no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness.

     6.2 Liens. The Borrowers will not, and will not permit any other member of the Borrower Affiliated Group to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Liens created under the Loan Documents;

     (b) Permitted Encumbrances;

     (c) any Lien on any property or asset of any Borrower or other member of the Borrower Affiliated Group set forth in Schedule 6.2, provided that (i) such Lien shall not apply to any other property or asset of such Person and (ii) such Lien shall secure only those obligations that it secures as of the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (d) Liens on fixed or capital assets acquired by any Borrower or other member of the Borrower Affiliated Group, provided that (i) such Liens secure Indebtedness permitted by Section 6.1(e), (ii) such Liens and the Indebtedness secured thereby are incurred on or prior to or within 60 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets (iv) such Liens shall not apply to any other property or assets of the Borrowers or other member of the Borrower Affiliated Group, and
(v) at the Collateral Agent's option with respect to Liens which arise after the Closing Date, the Collateral Agent shall have entered into an intercreditor agreement with the holder of such Lien on terms reasonably satisfactory to the Collateral Agent;

     (e) Liens to secure Indebtedness permitted by Section 6.1(f) provided that such Liens shall not apply to any property or assets of the Borrowers other than the Real Estate so financed or which is the subject of a sale-leaseback transaction; and

     (f) Security interests existing on any property or assets (other than Inventory, Accounts, and the Proceeds thereof) prior to the acquisition thereof by any member of the Borrower Affiliated Group or existing on any property or assets (other than Inventory, Accounts, and the Proceeds thereof)of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary, provided that (i) such security interests secure Indebtedness permitted by Section 6.1(k), (ii) such security interests are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iv) such security interests shall secure only the Indebtedness that such

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security interests secure on the date of such acquisition or the date such
Person becomes a Subsidiary, as applicable, and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

     6.3 Fundamental Changes. (a) The Borrowers shall not, and shall not permit any other member of the Borrower Affiliated Group to, liquidate, merge or consolidate into or with any other Person or enter into or undertake any plan or agreement of liquidation, merger or consolidation with any other Person, provided that (i) a Borrower may merge with another company in connection with a Permitted Acquisition if such Borrower is the surviving company, (ii) any wholly-owned Subsidiary of any Borrower may merge or consolidate into or with such Borrower or any other wholly-owned Subsidiary of such Borrower if no Default or Event of Default has occurred and is continuing or would result from such merger and if such Borrower or such Subsidiary is the surviving company,
(iii) a Subsidiary of any Borrower may merge into another entity in connection with a Permitted Acquisition if, upon consummation of such merger, the surviving entity shall be a direct or indirect wholly-owned Subsidiary of such Borrower and, if the surviving entity is a Domestic Subsidiary, a party to the Security Documents, (iv) any Domestic Subsidiary may merge into any other Domestic Subsidiary, (v) any Foreign Subsidiary may merge into any other Foreign Subsidiary and (vi) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Lead Borrower determines in good faith that such liquidation is in the best interests of the Borrowers and would not have a Material Adverse Effect.

     (b) The Borrowers shall not, and shall not permit any other member of the Borrower Affiliated Group to, engage to any material extent in any business other than businesses of the type conducted by the Borrower Affiliated Group on the date of execution of this Agreement and businesses reasonably related or complementary thereto, except that the Borrowers or any other member of the Borrower Affiliated Group may withdraw from any business activity which such Person's board of directors reasonably deems unprofitable or unsound, provided that promptly after such withdrawal, the Lead Borrower shall provide the Administrative Agent with written notice thereof.

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     6.4 Investments, Loans, Advances, Guarantees and Acquisitions. The
Borrowers shall not, and shall not permit any other member of the Borrower Affiliated Group to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an "Investment"), except for:

     (a) Permitted Acquisitions;

(b)      Permitted Investments;

     (c) Investments existing on the Closing Date, and set forth on Schedule 6.4, to the extent such investments would not be permitted under any other clause of this Section;

     (d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

     (e) Investments by a Borrower in such Borrower's Subsidiaries, provided, however, that the aggregate amount of Investments in Foreign Subsidiaries, when combined with the amount of Indebtedness due from Foreign Subsidiaries set forth in Section 6.1(d), may not at any time exceed (i) $100,000,000 per annum or (ii) $500,000,000 in the aggregate from and after the Closing Date, and further provided that (A) no Default or Event of Default has occurred and is continuing or would result from such Investment, and (B) immediately after giving effect to such Investment and on a pro forma basis for a period of ninety (90) days thereafter, Excess Availability shall be not less than $80,000,000, and further provided that any Investment in Domestic Subsidiaries which are not wholly-owned and which are not Borrowers or Facility Guarantors hereunder shall not exceed $25,000,000 for any Subsidiary and $100,000,000 in the aggregate; and

     (f) loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business and consistent with past practices, not exceeding $1,000,000 in the aggregate at any time outstanding; provided, that no such advances to any single employee shall exceed $250,000 in the aggregate.

     6.5 Asset Sales. The Borrowers will not, and will not permit any other member of the Borrower Affiliated Group to, sell, transfer, lease or otherwise dispose of any asset, including

                                       85

any capital stock, nor will any Borrower issue any additional shares of its capital stock or other ownership interest in such Borrower, except:

     (a) (i) sales of Inventory in the ordinary course of business, or (ii) used or surplus equipment, or (iii) Permitted Investments, in each case in the ordinary course of business;

     (b) sales, transfers and dispositions among the Borrower Affiliated Group (excluding, however, any sales, transfers and dispositions of Inventory or proceeds thereof, from any Borrower or any Facility Guarantor except to Borrower or another Facility Guarantor), provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Borrower or a Facility Guarantor shall be made in compliance with Section 6.8;

     (c) sales, transfers and dispositions by the Lead Borrower of the capital stock of any member of the Borrower Affiliated Group that does not own Eligible Inventory or the proceeds thereof.

     (d) sales or other transfers of assets pursuant to store closures provided that in any fiscal year, Borrowers shall not close more than ten percent (10%) of Borrowers' stores open at the beginning of such fiscal year;

     (e) sales, transfers or other dispositions of assets, which in the reasonable determination of the Lead Borrower, are duplicative and unnecessary as a result of the Mergers, provided that (x) such assets are no longer necessary for the conduct of the Borrower's business and (y) the aggregate amount of such sales, transfers or dispositions shall not exceed $75,000,000;

     (f) other sales, transfers, or dispositions of assets not in the ordinary course of business and not pursuant to store closures provided that (x) no Default or Event of Default then exists or would arise therefrom and (y) the aggregate amount of such sales, transfers or dispositions shall not exceed $75,000,000;

     (g) sales or issuances by the Lead Borrower of any of its capital stock that does not result in a Change of Control; and

     (h) sales or issuances of capital stock to any Borrower;

     provided that all sales, transfers, leases and other dispositions of Inventory and the proceeds thereof shall be made for cash consideration, and further provided that that all sales, transfers, leases and other dispositions permitted hereby (other than sales, transfers and other dispositions permitted under clauses (a)(ii), (b) (subject to the proviso therein), (g) and (h)) shall be made at arm's length and for fair value; and further provided that the authority granted

                                       86

hereunder may be terminated in whole or in part by the Agents upon the occurrence and during the continuance of any Event of Default.

     6.6 Restrictive Agreements. The Borrowers will not, and will not permit any other member of the Borrower Affiliated Group to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any member of the Borrower Affiliated Group to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any member of the Borrower Affiliated Group to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or any other member of the Borrower Affiliated Group or to guarantee Indebtedness of the Borrowers or any other member of the Borrower Affiliated Group, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing restrictions shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
(iv) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof.

     6.7 Restricted Payments; Certain Payments of Indebtedness.

     (a) The Borrowers will not, and will not permit any other member of the Borrower Affiliated Group to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as long as no Default or Event of Default exists or would arise therefrom, and after giving effect thereto, the Borrowers are Solvent (i) any Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of their common stock, (ii) the Subsidiaries of the Lead Borrower may declare and pay cash dividends with respect to their capital stock, and (iii) only if the Payment Conditions are then satisfied, the Lead Borrower may repurchase its capital stock and/or declare and pay cash dividends to its shareholders.

     (b) The Borrowers will not at any time, and will not permit any other member of the Borrower Affiliated Group to make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

          (i) only if the Payment Conditions are then satisfied, prepayment of
     (i) the Promissory Note dated October 1, 2004 by GameStop Corp. in favor of

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     B&N GameStop Holding Corp., (ii) that certain mortgage dated May 25, 2005 by EB Sadsbury Property Holding L.P. in favor of Thrivent Financial for Lutherans on the Coatesville Property and (iii) the Senior Notes.

          (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.1 (other than in connection with Indebtedness the principal of which is prohibited from payment in accordance with Section 6.1(b)); and

          (iii) refinancings of Indebtedness described in clause (ii), above, to the extent permitted by Section 6.1, including without limitation, any refinancing as a result of any rollover loans, publicly issued or privately placed notes or exchange notes issued in exchange for such Indebtedness.

     6.8 Transactions with Affiliates. The Borrowers will not at any time sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrowers than could be obtained on an arm's-length basis from unrelated third parties, and (b) transactions between or among the Borrowers not involving any other Affiliate, which would not otherwise violate the provisions of the Loan Documents.

     6.9 Additional Subsidiaries. The Borrowers will not, and will not permit any other member of the Borrower Affiliated Group to, create any additional Subsidiary unless no Default or Event of Default would arise therefrom and the requirements of Section 5.14 are satisfied.

     6.10 Amendment of Material Documents. The Borrowers will not, and will not permit any other member of the Borrower Affiliate Group to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, or (b) any other instruments, documents or agreements, in each case to the extent that such amendment, modification or waiver would be adverse to the interests of the Lenders.

     6.11 Fixed Charge Coverage Ratio. In the event that the outstanding Credit Extensions at any time exceed eighty (80%) percent of the lesser of the Total Commitments or the then Borrowing Base, the Borrowers shall not thereafter permit the Fixed Charge Coverage Ratio to be less than 1.5:1.0.

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     6.12 Environmental Laws. The Borrowers shall not (a) fail to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (b) become subject to any Environmental Liability, in each case which is reasonably likely to have a Material Adverse Effect.

     6.13 Fiscal Year. The Borrowers shall not change their fiscal year without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

     6.14 Certain Borrower Subsidiaries. The Borrowers shall not permit either of Babbage's Etc. LLC or EB Services Company, LLP to have any interest in any assets or property of the nature that would be included in the Borrowing Base if owned by the Borrowers.

     7. EVENTS OF DEFAULT.

     7.1 Events of Default. If any of the following events ("Events of Default") shall occur:

     (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, within three
(3) Business Days when the same shall become due and payable;

     (c) any representation or warranty made or deemed made by or on behalf of any Borrower or any other member of the Borrower Affiliated Group in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Sections 2.21, 5.1(e), 5.4, 5.7, 5.13, or in Section 6;

     (e) the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.2, 5.9, or
5.14 within three (3) Business Days after notice from the Administrative Agent to the Lead Borrower that the Borrowers have failed to observe or perform such covenant, condition or agreement;

     (f) any Borrower or any other member of the Borrower Affiliated Group shall fail to observe or perform any covenant, condition or agreement contained in any Loan

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Document (other than those specified in clause (a), (b), (c), or (d) of this
Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Lead Borrower;

(g) any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

     (h) (i) any Borrower or any other member of the Borrower Affiliated Group shall fail to perform any material covenant or condition contained in any material contract or agreement to which it is party as and when such performance is required (after giving effect to the expiration of any grace or cure period set forth therein); or (ii) any Borrower or any other member of the Borrower Affiliated Group shall fail to perform any material covenant or condition contained in any contract or other agreement between any member of the Borrower Affiliated Group, which failure has a Material Adverse Effect;

     (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

     (j) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any other member of the Borrower Affiliated Group or its debts, or of a substantial part of its assets, under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any other member of the Borrower Affiliated Group or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for 60 days;

     (k) any Borrower or any other member of the Borrower Affiliated Group shall
(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any other member of the Borrower Affiliated Group or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any

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such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

     (l) any Borrower or any other member of the Borrower Affiliated Group shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (m) one or more uninsured judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against any Borrower or any other member of the Borrower Affiliated Group or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be successfully legally taken by a judgment creditor to attach or levy upon any material assets of any Borrower or any other member of the Borrower Affiliated Group to enforce any such judgment;

     (n) any challenge by or on behalf of any Borrower to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

     (o) any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered adverse to the Agents and the Lenders.

     (p) any Lien purported to be created under any Security Document shall be asserted by any Borrower or any other member of the Borrower Affiliated Group not to be a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

     (q) a Change in Control shall occur;

     (r) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers in an aggregate amount exceeding $25,000,000;

     (s) the occurrence of any uninsured loss to any material portion of the Collateral;

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     (t) the indictment of any Borrower or any other member of the Borrower
Affiliated Group, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any assets of any Borrower or any other member of the Borrower Affiliated Group having a fair market value in excess of $25,000,000;

     (u) the imposition of any stay or other order against any Borrower or any other member of the Borrower Affiliated Group, the effect of which (i) is to restrain in any material way the conduct by the Borrower Affiliated Group, taken as a whole, of their business in the ordinary course and (ii) would have a Material Adverse Effect; or

     (v) except as otherwise permitted hereunder, the determination by any Borrower or any other member of the Borrower Affiliated Group, whether by vote of such Person's board of directors or otherwise to: suspend the operation of such Person's business in the ordinary course, liquidate all or a material portion of such Person's assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or "Going-Out-Of-Business" sales.

     then, and in every such event (other than an event with respect to each Borrower or any other member of the Borrower Affiliated Group described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (iii) require the Borrowers to furnish cash collateral in an amount equal to 105% of the Letter of Credit Outstandings, and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

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     7.2 When Continuing. For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Lenders in accordance with Section 9.2, or (b) is waived in writing by the Lenders in accordance with Section 9.2.

     7.3 Remedies on Default. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Administrative Agent may proceed to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     7.4 Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Borrower or on account of any Collateral shall be applied in the manner set forth in Section
6.2 of the Security Agreement. All amounts required to be applied to Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender's Commitment Percentage.

     8. THE AGENTS.

     8.1 Administration by Administrative Agent. Each Lender, the Collateral Agent and the Issuing Banks hereby irrevocably designate Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent and the Issuing Banks each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

     8.2 The Collateral Agent. Each Lender, the Administrative Agent and the Issuing Banks hereby irrevocably (i) designate Bank of America as Collateral Agent under this

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Agreement and the other Loan Documents, (ii) authorize the Collateral Agent to enter into the Security Documents and the other Loan Documents to which it is a party and to perform its duties and obligations thereunder, together with all powers reasonably incidental thereto, and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Sections 2.18, 2.22, or 7.4, as applicable. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

     8.3 Sharing of Excess Payments. Each of the Lenders, the Agents and the Issuing Banks agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, any Agent or any Issuing Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an "excess payment") as a result of which such Lender, such Agent or such Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section 7.4, then such Lender, Agent or Issuing Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, such Agent and such Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 7.4 pro rata in proportion to its Commitment Percentage; provided, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Borrowers expressly consent to the foregoing arrangements and agree that any Lender, any Agent or any Issuing Bank holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender, such Agent or such Issuing Bank as fully as if such Lender, Agent or such Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation.

     8.4 Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the

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direction of the Required Lenders, and any such action shall be binding on all
Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.2.

     Upon the occurrence of an Event of Default, the Agents shall (subject to the provisions of Section 9.2) take such action with respect thereto as may be reasonably directed by the Required Lenders; provided that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action as they shall deem advisable in the best interests of the Lenders. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents' compliance with such directions would be unlawful.

     8.5 Liability of Agents.

     (a) Each of the Agents, when acting on behalf of the Lenders and the Issuing Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or the Issuing Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or the Issuing Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents (A) shall be responsible to any Lender or any Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or (B) shall be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents, or (C) shall be responsible to any Lender or any Issuing Bank for the state or condition of any properties of the Borrowers or any other obligor hereunder constituting Collateral for the Obligations of the Borrowers hereunder, or any information contained in the books or records of the Borrowers; or (D) shall be responsible to any Lender or any Issuing Bank for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (E) shall be responsible to any Lender or any Issuing Bank for the validity, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

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     (b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to their rights and duties hereunder or under the Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

     (c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender (other than by any Agent in its capacity as a Lender) or any Issuing Bank of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

     (d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agents. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

     8.6 Notice of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agents have actual knowledge of the same or has received notice from a Lender or the Lead Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agents obtain such actual knowledge or receives such a notice, the Agents shall give prompt notice thereof to each of the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Lenders.

     8.7 Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender, and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Borrowers and has made its own decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it

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will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

     8.8 Reimbursement and Indemnification. Each Lender agrees (i) to reimburse
(x) each Agent for such Lender's Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of the Lenders or the Issuing Banks under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers and (y) each Agent for such Lender's Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders or the Issuing Banks that the Borrowers have agreed to reimburse pursuant to
Section 9.3 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct). The provisions of this
Section 8.8 shall survive the repayment of the Obligations and the termination of the Commitments.

     8.9 Rights of Agents. It is understood and agreed that Bank of America shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though it were not the Administrative Agent or the Collateral Agent, respectively, of the Lenders under this Agreement. Without limiting the foregoing, the Agents and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Borrowers and their Subsidiaries and Affiliates as if it were not the Agent hereunder.

     8.10 Notice of Transfer. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.5(b).

     8.11 Successor Agent. Any Agent may resign at any time by giving five (5) Business Days' written notice thereof to the Lenders, the Issuing Banks, the other Agents and the Lead

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Borrower. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Default or Event of Default shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents and the Issuing Banks, appoint a successor Agent which shall be a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $500,000,000 which, so long as there is no Default or Event of Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

     8.12 Reports and Financial Statements. Promptly after receipt thereof from the Borrowers, the Administrative Agent shall remit to each Lender and the Collateral Agent copies of all financial statements required to be delivered by the Borrowers hereunder, all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent and all notices received by the Administrative Agent under Section 5.2 hereof, and on request of any Lender, a copy of any Borrowing Base Certificate so received.

     8.13 Delinquent Lender. If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Commitment Percentage of any Revolving Loans, expenses or setoff or purchase its pro rata share of a participation interest in the Swingline Loans (a "Delinquent Lender") and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Agents, other Lenders, the Borrowers or any other party at law or in equity, and not in limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and
(ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments the Lenders' respective Commitment Percentages of all outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Loans, any

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participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.10 hereof from the date when originally due until the date upon which any such amounts are actually paid.

     The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Loans (the "Delinquent Lender's Future Commitment"). Upon any such purchase of the Commitment Percentage of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify the Agents and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by any Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.

     8.14 Syndication Agent and Documentation Agent. Neither the Syndication Agent or Documentation Agent, in their capacity as such, shall have any obligation, responsibility or required performance hereunder and shall not become liable in any manner to any party hereto. No party shall have any obligation or liability, or owe any performance, hereunder, to the Syndication Agent or Documentation Agent in their capacity as such.

     9. MISCELLANEOUS.

     9.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to any Borrower, to it at GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, Attention: David Carlson, Chief Financial Officer (Telecopy No. (817) 424-2820), with a copy to Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Jay Dorman, Esquire (Telecopy No.
(212) 541-1418;

     (b) if to the Administrative Agent or the Collateral Agent, to Bank of America, N.A., 40 Broad Street, Boston, Massachusetts 02109, Attention of Stephen Garvin (Telecopy No. (617) 434-6685), with a copy to Riemer & Braunstein LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456);

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     (c) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     9.2 Waivers; Amendments.

     (a) No failure or delay by the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agents, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Borrowers that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender or the Total Commitments without the written consent of all of the Lenders, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, or postpone the scheduled date of expiration of the Commitments or the Maturity Date, without the written consent of all of the Lenders; (iv) change Sections 2.18, 2.21, or 2.22 or Section 6.2 of the Security Agreement, without the written consent of each Lender, (v) change any of the provisions of this Section 9.2 or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Borrower owning Inventory or the proceeds thereof from its obligations under any Loan Document, or limit its liability in respect of such Loan Document, without the written consent of each Lender, (vii) except for sales described in Section 6.5 or as permitted in the Security Documents, release any material portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender,
(viii) change the definition of the term "Borrowing Base" or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves, (ix) change the definition of "Permitted Overadvance", without the written consent of each Lender, (x) subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the prior written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents or the applicable Issuing Bank without the prior written consent of the Agents or such Issuing Bank, as the case may be.

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     (c) Notwithstanding anything to the contrary contained in this Section 9.2, in the event that the Borrowers request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Section 9.2(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of the Lenders, the Borrowers, and the Required Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Required Lenders, so that the aggregate Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

     (d) No notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder

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of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrowers unless signed by the Borrowers.

     9.3 Expenses; Indemnity; Damage Waiver.

     (a) Except as otherwise limited herein, the Borrowers shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Syndication Agent, the Documentation Agent, and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, outside consultants for the Agents, appraisers, and for commercial finance examinations, in connection with the arrangement of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents, any Issuing Bank or any Lender, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Lenders who are not the Agents or the Issuing Banks shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

     (b) The Borrowers shall jointly and severally indemnify the Agents, the Issuing Banks and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including

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any refusal by an Issuing Bank to honor a demand for payment under a Letter of
Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any other member of the Borrower Affiliated Group, or any Environmental Liability related in any way to Borrower or any other member of the Borrower Affiliated Group, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Borrowers shall promptly pay the reasonable fees and expenses of such counsel.

     (c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Agents or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents or such Issuing Bank, as the case may be, such Lender's Commitment Percentage of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents or such Issuing Bank.

     (d) To the extent permitted by Applicable Law, no party hereto shall assert, and each party hereby waives, any claim against any Borrower or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     9.4 Designation of Lead Borrower as Borrowers' Agent.

     (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain Loans and Letters of Credit hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth herein. As the disclosed principal for its agent, each Borrower shall be obligated to the Agents and each Lender on account of Loans so made and Letters of Credit so issued hereunder as if made directly by the Lenders to that Borrower, notwithstanding the

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manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any Borrower.

     (b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes, guarantees, and agrees to discharge all Obligations of all other Borrowers as if the Borrower so assuming and guarantying were each other Borrower.

     (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Loan. The Lead Borrower shall cause the transfer of the proceeds of each Loan to the (those) Borrower(s) on whose behalf such Loan was obtained. Neither the Agents nor any Lender shall have any obligation to see to the application of such proceeds.

     (d) Each of the Borrowers shall remain jointly and severally liable to the Agents and the Lenders for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Administrative Agent to cease making Loans or causing Letters of Credit to be issued to or for the benefit of any Borrower.

     (e) The authority of the Lead Borrower to request Loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent acts as provided in subparagraph (c), above, or the Administrative Agent actually receives

          (i) written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and

          (ii) written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed Lead Borrower.

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          9.5 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Lead Borrower (but only if no Event of Default then exists), the Agents and the Issuing Banks must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

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     (c) The Administrative Agent, acting for this purpose as an agent of the
Borrowers, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrowers, the Agents, and the Issuing Banks, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Commitments, the Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section and Section 2.28, the Borrowers agree that each Participant shall be entitled to the benefits (and subject to the obligations) of Sections 2.23, 2.25, and 2.26 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.25(c) as though it were a Lender.

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     (f) A Participant shall not be entitled to receive any greater payment under Section 2.23 or 2.26 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.26 unless
(i) the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.26(e) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.26(e).

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     9.6 Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.23, 2.26, and 9.3 and
Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     9.7 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agents and the Lenders and when the

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Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     9.8 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     9.9 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured and regardless of the adequacy of the Collateral. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

     9.10 Governing Law; Jurisdiction; Consent to Service of Process.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     (b) The Borrowers agree that any suit for the enforcement of this Agreement or any other Loan Document may be brought in any court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts. The Borrowers hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. The Borrowers agree that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consent to the exclusive jurisdiction of such courts with respect to any such action.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     9.12 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     9.14 Additional Waivers.

     (a) The Obligations are joint and several obligations of each Borrower. To the fullest extent permitted by Applicable Law, the obligations of Borrower hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other

Borrower under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, with respect to any other Borrower of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

     (b) The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the payment in full in cash of all the Obligations).

     (c) To the fullest extent permitted by Applicable Law, each Borrower waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, other than the payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Borrower, or exercise any other right or remedy available to them against any other Borrower, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent that all the Obligations have been paid in full in cash. Pursuant to Applicable Law, each Borrower waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any other Borrower, as the case may be, or any security.

     (d) Upon payment by any Borrower of any Obligations, all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. In addition, any indebtedness of any Borrower now or hereafter held by any other Borrower is hereby subordinated in right of payment to the prior payment in full of the Obligations. Until the Obligations are paid in full, none of the Borrowers will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     9.15 Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act. Each Borrower is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

     9.16 Confidentiality. Each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrowers (other than to its employees, auditors, counsel or other professional advisors, to Affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, which party shall be informed of the confidential nature thereof) any information with respect to any Borrower which is furnished pursuant to this Agreement provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that if the Lender is able to do so prior to complying with the summons or subpoena, such Lender shall provide the Borrowers with prompt notice of such requested disclosure so that the Borrowers may seek a protective order or other appropriate remedy (nothing contained herein however shall result in such Lender's non-compliance with Applicable Law), (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) in connection with the enforcement of remedies under this Agreement and the other Loan Documents, and (f) to any prospective transferee in connection with any contemplated transfer of any of the Loans or Notes or any interest therein by such Lender provided that such prospective transferee agrees to be bound by the provisions of this Section. The Borrowers hereby agree that the failure of a Lender to comply with the provisions of this Section 9.16 shall not relieve the Borrowers of any of their obligations to such Lender under this Agreement and the other Loan Documents.


       [balance of page left intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

                                   GAMESTOP CORP.
                                   GAMESTOP HOLDINGS CORP.
                                   GAMESTOP, INC.
                                   SUNRISE PUBLICATIONS, INC.
                                   ELECTRONICS BOUTIQUE HOLDINGS CORP.
                                   EB INVESTMENT CORP.
                                   EB CATALOG COMPANY, INC.
                                   EB GAMES CUSTOMER SERVICE, INC.
                                   ELBO INC.
                                   EB FINANCE INC.
                                   EB SPECIALTY SERVICES, INC.
                                   ELECTRONICS BOUTIQUE OF AMERICA INC.
                                   EB SADSBURY SECOND, LLC
                                   EB SADSBURY GENERAL PARTNER, LP
                                   EB SADSBURY PROPERTY HOLDING, LP
                                   EB INTERNATIONAL HOLDINGS, Inc.
                                   as Borrowers

                                   By: /s/ David W. Carlson
                                     -------------------------------
                                   Name: David W. Carlson
                                   Title:   Executive Vice President and Chief
                                   Financial Officer

                                   GAMESTOP.COM, INC.
                                   MARKETING CONTROL SERVICES, INC.
                                   GAMESTOP BRANDS, INC.
                                   GAMESTOP (LP), LLC
                                   as Borrowers


                                   By: /s/ David W. Carlson
                                     -------------------------------
                                   Name:    David W. Carlson
                                   Title:   Authorized Signatory

                                   GAMESTOP OF TEXAS (GP), LLC
                                   as Borrower

                                   By:      GameStop, Inc.

                                   By: /s/ David W. Carlson
                                     -------------------------------
                                   Name: David W. Carlson
                                   Title:   Executive Vice President and Chief
                                   Financial Officer


                                   GAMESTOP TEXAS LP
                                   as Borrower

                                   By: GameStop of Texas (GP), LLC, its
                                       general partner


                                   By: GameStop, Inc.

                                   By: /s/ David W. Carlson
                                     -------------------------------
                                   Name: David W. Carlson
                                   Title:   Executive Vice President and Chief
                                   Financial Officer

                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent, as Collateral Agent, as Issuing Bank, and as Lender


                                   By:   /s/ Stephen Garvin
                                        -------------------------
                                            Stephen Garvin
                                            Managing Director
                                   Address: 40 Broad Street, 10th Floor
                                            Boston, Massachusetts 02109
                                   Attn: Mr. Stephen Garvin
                                   Telephone: (617) 434-9399
                                   Telecopy: (617) 434-6685

                                  CITICORP NORTH AMERICA, INC.,
                                  as Issuing Bank, as Syndication Agent and as Lender


                                  By:   /s/ James McCarthy
                                        -------------------------
                                        Name: James McCarthy
                                        Title: Director/Vice President
                                  Address:  388 Greenwich Street, 20th Floor
                                               New York, New York 10013
                                  Attn:     Mr. James McCarthy
                                  Telephone: (212) 816-2374
                                  Telecopy:  (212) 816-2613

                                  MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL
                                  LYNCH BUSINESS FINANCIAL SERVICES INC.,
                                  as Documentation Agent and as Lender


                                  By:   /s/ David Coleman
                                        -------------------------
                                        Name: David Coleman
                                        Title: Vice President
                                  Address:  222 N. LaSalle St.
                                            Chicago, IL 60601
                                  Attn:     David Coleman
                                  Telephone: (312) 750-6214
                                  Telecopy:  (312) 499-3920

                                   THE CIT GROUP/BUSINESS CREDIT, INC.,
                                   as Lender


                                  By:   /s/ Susanna Profis
                                        -------------------------
                                        Name: Susanna Profis
                                        Title: AVP
                                  Address:  1211 Avenue of the Americas
                                            New York, NY 10036
                                  Attn:
                                       ---------------------------
                                  Telephone: (212) 382-6898
                                  Telecopy:  (212) 536-9379

                                   GMAC COMMERCIAL FINANCE LLC,
                                   as Lender


                                  By:   /s/ David Grabosky
                                        -------------------------
                                        Name: David Grabosky
                                        Title: Vice President
                                  Address:  444 Flower St., S#1300
                                            Los Angeles, CA 90071
                                  Attn:     David Grabosky
                                  Telephone: (213) 284-3675
                                  Telecopy:  (213) 284-3612

                                  UBS LOAN FINANCE LLC,
                                  as Lender


                                  By:   /s/ Wilfred V. Saint
                                        -------------------------
                                        Name: Wilfred V. Saint
                                        Title: Director - Banking Products
                                               Services US
                                  Address:  677 Washington Blvd.
                                            Stamford, CT 06912
                                  Attn:     Elizabeth White
                                  Telephone: (203) 719-3618
                                  Telecopy:  (203) 719-3888

                                  WELLS FARGO RETAIL FINANCE LLC,
                                  as Lender


                                  By:   /s/ Cory Lofts
                                        -------------------------
                                        Name: Cory Lofts
                                        Title: AVP Account Exec.
                                  Address:  One Boston Pl., 10th Fl.
                                            Boston, MA 02108
                                  Attn:
                                       -------------------------
                                  Telephone: (617) 854-7259
                                  Telecopy:
                                           ---------------------